UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CHEWY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THURSDAY, MAY 27, 2021

PROXY STATEMENT

& Notice of Annual Meeting of Stockholders

2021

chewy

OUR MISSION

To be the most trusted and convenient online destination for pet parents (and partners) everywhere.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

1855 Griffin Road, Suite B-428
Dania Beach, FL 33004
May 27, 2021
Dear Stockholders:
WHAT:	2021 Annual Meeting of Stockholders of Chewy, Inc. (the “Annual Meeting”).
WHEN:	Wednesday, July 14, 2021, at 10:00 a.m., Eastern Time.
WHERE:
Our meeting will be a virtual stockholder meeting, conducted via live audio webcast, a format designed to increase stockholder access, reduce the environmental impact of a physical meeting, save Chewy and our stockholders time and money, and ensure the safety of participants. In addition to online attendance, this format provides stockholders with the opportunity to hear all portions of the official meeting, submit written questions during the meeting, and vote online during the open poll section of the meeting. You are invited to attend the live webcast of our meeting, vote your shares, and submit questions at https://www.virtualshareholdermeeting.com/CHWY2021. To join the meeting, you will need the 16-digit control number that is printed on your Notice Regarding the Availability of Proxy Materials (“Notice”). When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on Wednesday, July 14, 2021. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information.

WHY:	We are holding the Annual Meeting for the following purposes, as more fully described in our proxy statement:
	1.	to elect to our Board of Directors four director nominees for three-year terms (Proposal No. 1);
	2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2022 (Proposal No. 2);
	3.	to approve, on a non-binding, advisory basis, the compensation of our named executive officers (Proposal No. 3); and
	4.	to transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.
RECORD DATE:
Stockholders of record as of the close of business on May 18, 2021 (the “Record Date”) are entitled to this notice and to vote at the Annual Meeting or at any adjournment or postponement that takes place.

PROXY VOTING:
On or about May 27, 2021, we will mail to stockholders of record as of the Record Date (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice with instructions for accessing our proxy materials and voting instructions over the Internet, by telephone, or by mail. We expect that our proxy statement and other proxy materials will be available to stockholders on this same date.

Your vote is very important. Whether or not you plan to attend our Annual Meeting, we encourage you to read our proxy materials and submit your proxy or voting instructions as soon as possible.
Thank you for your ongoing support and we hope you can join us at our Annual Meeting.
Sincerely,

Susan Helfrick
General Counsel & Secretary

GENERAL INFORMATION ABOUT OUR ANNUAL MEETING
1.	Why am I receiving these materials?
The Board of Directors (“Board”) of Chewy, Inc., a Delaware corporation (“Company” or “Chewy”), is providing our proxy materials to you in connection with our 2021 Annual Meeting of Stockholders (“Annual Meeting”), which will take place via live audio webcast on Wednesday, July 14, 2021, at 10:00 a.m., Eastern Time. As a stockholder, you are invited to attend the Annual Meeting and requested to vote on the items of business described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy over the Internet, by telephone, or by mail.
2.	How do I attend and participate in the Annual Meeting?
Our Annual Meeting will be conducted via live audio webcast, a format designed to improve stockholder access, reduce the environmental impact of a physical meeting, save Chewy and our stockholders time and money, and ensure the safety of participants. In addition to online attendance, our meeting format provides stockholders with the opportunity to hear all portions of the official meeting and vote online during the open poll section of the meeting. You may attend the meeting by visiting https://www.virtualshareholdermeeting.com/CHWY2021. You will need the 16-digit control number that is printed on your Notice Regarding the Availability of Proxy Materials (“Notice”). Please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on July 14, 2021. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information.
You may submit a question in advance of the Annual Meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through https://www.virtualshareholdermeeting.com/CHWY2021.
3.	Who may vote at the Annual Meeting?
Stockholders who own shares of our common stock as of the close of business on May 18, 2021, the “Record Date” for the Annual Meeting, or their valid proxy holders are entitled to vote at the meeting. As of May 18, 2021, we had 104,207,247 shares of Class A common stock outstanding and 311,188,356 shares of Class B common stock outstanding. Holders of Class A common stock are entitled to one vote per share on any matter that is submitted to a vote of stockholders. Holders of Class B common stock are entitled to ten votes per share on any matter that is submitted to a vote of stockholders. Holders of Class A and holders of Class B common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our amended and restated certificate of incorporation. Stockholders are not permitted to cumulate votes with respect to the election of directors.
A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for at least ten days before the Annual Meeting during ordinary business hours at our principal executive office. In addition, the stockholder list will be available to any stockholder for examination online during the Annual Meeting.
4.	How can I access the proxy materials over the Internet?
An electronic copy of the proxy materials is available at www.proxyvote.com. You can also access the materials at https://investor.chewy.com.
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5.	How can I request a paper or email copy of the proxy materials?
If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge for requesting a copy. However, please submit your request on or before June 30, 2021 to facilitate timely delivery. You may request a copy by choosing one of the following methods:
•	By Internet: www.proxyvote.com
•	By telephone: 1-800-579-1639
•	By email: sendmaterial@proxyvote.com (follow instructions on the Notice)
6.	What matters are being voted on at the Annual Meeting?
Stockholders will vote on three proposals at the Annual Meeting:
•	Proposal 1: To elect to the Board of Directors four director nominees for three-year terms;
•	Proposal 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2022; and
•	Proposal 3: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.
Additionally, stockholders are entitled to vote on such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.
We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those included in these proxy materials. If any matter is properly presented at the meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.
7.	How does our Board recommend that stockholders vote on the proposals?
Our Board recommends that you vote your shares:
•	“FOR” the election of all of the Board’s director nominees for three-year terms, as described in Proposal 1;
•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2022, as described in Proposal 2; and

•	“FOR” approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, as described in Proposal 3.
8.	What vote is required to approve each of the proposals?
Proposal 1: Each director is elected by a plurality of the votes of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the four nominees who receive the largest number of votes cast “For” such nominees are elected as directors. You may vote “For” or “Withhold” authority to vote for each of the nominees. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.
Proposal 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 30, 2022 requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon (meaning that, of the shares represented at the meeting
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and entitled to vote, a majority of them must vote “For” the proposal for it to be approved). You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and, thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon (meaning that, of the shares represented at the meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved). You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and, thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
9.	As a controlled company, how does the voting power of our principal stockholders affect approval of the proposals being voted on at the Annual Meeting?
Affiliates of BC Partners LLP (BC Partners LLP, together with its affiliates, “BC Partners”) currently beneficially own a majority of our outstanding common stock and have the power to approve any action requiring a majority vote of the combined voting power of our outstanding Class A common stock and Class B common stock. As of the Record Date, our principal stockholders beneficially own, in aggregate, approximately 79.1% of the outstanding shares of our common stock, representing approximately 97.3% of the total voting power of all outstanding series of common stock.
10.	How do I vote?
If you are a “stockholder of record” on the Record Date, then you may attend the Annual Meeting and submit your vote or vote by proxy over the telephone, through the Internet, or by using a proxy card that you may request. To vote your shares at the Annual Meeting, please see Question 12. To vote your shares without attending the meeting, please see Question 13 or the instructions on your Notice.
If you are a “beneficial owner” on the Record Date, you have the right to instruct your bank, brokerage firm, or other nominee on how to vote the shares in your account. In order for your shares to be voted in the way you would like, you must provide voting instructions to your bank, brokerage firm, or other nominee by the deadline provided in the proxy materials you receive from such organization.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, you should submit a proxy or voting instructions before the Annual Meeting to ensure your vote is represented.
11.	What is the difference between a “stockholder of record” and a “beneficial owner”?
Whether you are a “stockholder of record” or a “beneficial owner” with respect to your shares of our common stock depends on how you hold your shares:
•
Stockholder of record: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and the Notice was sent to you directly. As the stockholder of record, you have the right to grant your proxy directly to Chewy or to vote during the Annual Meeting.

•
Beneficial owner: If your shares are held by your bank, brokerage firm, or other nominee (i.e., in street name), you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your bank, brokerage firm, or other nominee regarding how to vote your shares, and you are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your bank, brokerage firm, or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

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12.	How do I vote my shares during the Annual Meeting?
If you hold shares of our common stock as the stockholder of record, you have the right to vote those shares at the Annual Meeting. If you are a beneficial owner and hold shares of our common stock in street name, you may vote the shares you beneficially own under a legal proxy from your bank, brokerage firm, or other nominee; please contact such organization for instructions on obtaining a proxy. Please follow the instructions at https://www.virtualshareholdermeeting.com/CHWY2021 in order to vote your shares during the meeting, whether you hold your shares of record or in street name. You will need the 16-digit control number that is printed on your Notice to attend the Annual Meeting. Please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on July 14, 2021.
13.	How do I vote my shares without attending the Annual Meeting?
•
Vote by Internet by going to www.proxyvote.com at any time up until 11:59 p.m., Eastern Time, on July 13, 2021. Please have your Notice or proxy card in hand when you access the website and then follow the instructions.

•	Vote by telephone at 1-800-690-6903 at any time up until 11:59 p.m., Eastern Time, on July 13, 2021. Please have your Notice or proxy card in hand when you call and then follow the instructions.
•
Vote by mail if you requested and received a proxy card. Please mark, sign, and date your proxy card and return it in the postage-paid envelope we provided with it or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards returned by mail must be received no later than the close of business on July 13, 2021.

14.	What is the effect of giving a proxy?
Our Board is soliciting proxies for use at the Annual Meeting and any adjournment or postponement thereof. Mario Marte and Susan Helfrick have been designated as proxy holders by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board, as described in Question 7. If any matter not described in this proxy is properly presented at the Annual Meeting, the proxy holders will use their own judgement to determine how to vote the shares. If the Annual Meeting is adjourned or postponed, proxy holders can vote the shares on the new Annual Meeting date as well, unless their proxy instructions have been properly revoked.
15.	If I fail to provide specific voting instructions on my proxy, how will my shares be voted?
The effect of submitting a proxy or voting instruction form without providing specific voting instructions depends on how you hold your shares.
•	If you are a stockholder of record, your shares will be voted in accordance with the recommendations of our Board described in Question 7.
•
If you are a beneficial owner, and you do not provide instructions to your bank, brokerage firm, or other nominee holding your shares, the organization that holds such shares on your behalf will be entitled to vote those shares on matters that are “routine” in nature. Proposal 2 (ratification of independent registered public accounting firm) is the only proposal to be acted on at the Annual Meeting that would be considered routine. A bank, brokerage firm, or other nominee is not entitled to vote shares it holds for a beneficial owner on any proposals that are “non-routine,” and the absence of a vote on those matters will be considered “broker non-votes.” Proposal 1 (election of directors) and Proposal 3 (advisory vote on named executive officer compensation), are considered “non-routine” and may not be voted on at the Annual Meeting by a bank, brokerage firm, or other nominee that holds your shares in the absence of your instructions.

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16.	May I revoke my proxy or voting instructions before my shares are voted at the Annual Meeting?
Stockholders generally have the right to revoke their proxy or voting instructions before their shares are voted at the Annual Meeting, subject to the voting deadlines described in Question 13.
•	Stockholders of record: If you are a stockholder of record, you may revoke a proxy by:
○	completing and returning a later dated proxy card;
○	granting a subsequent proxy via Internet or telephone;
○	delivering written notice to our Secretary at our principal executive office, bearing a date later than the proxy, stating the proxy is revoked; or
○	voting your shares online at the Annual Meeting.
•	Beneficial owners: If you are a beneficial owner of shares held in street name, you must follow the instructions for changing or revoking your proxy provided by your broker, bank, or other nominee.
17.	Are a certain number of shares required to be present at the Annual Meeting?
To conduct any business at the Annual Meeting, a quorum must be present virtually or represented by valid proxies. The holders of record of issued and outstanding shares of our common stock representing a majority of the voting power of all issued and outstanding shares of common stock entitled to vote at the meeting, present virtually or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions, withheld votes, and broker non-votes are counted as shares present virtually and entitled to vote for purposes of determining a quorum. See Questions 8 and 15 for explanations of broker non-votes, abstentions, and votes withheld and their effect.
18.	Why did some people receive a Notice instead of a full set of printed proxy materials?
We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of materials to each stockholder. The Notice provides instructions on how to view proxy materials online. If you received a Notice by mail, you will not receive a paper or e-mail copy of proxy materials unless you request one. To request a printed or e-mail copy of proxy materials (free of charge), you should follow the instructions included in the Notice.
Some stockholders, including stockholders who previously requested to receive paper copies of proxy materials, will receive paper copies of such materials instead of a Notice. In addition, stockholders who previously elected delivery of such materials electronically will receive a Notice by e-mail. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.
19.	What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions in each Notice to ensure all your shares are voted.
20.	I share an address with another stockholder. What do I do if we received only one paper copy of the proxy materials and want additional copies or we received multiple copies and want only one?
We adopted a procedure called “householding,” which the Securities and Exchange Commission (“SEC”) has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our annual report and proxy materials, to multiple stockholders who share the same address, unless we received contrary instructions from one or more of such stockholders. This procedure reduces our
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printing and mailing costs and other fees and helps protect the environment as well. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our annual report and proxy materials, to any stockholder of record at a shared address to whom we delivered a single copy of any of these materials. To receive a separate copy, such stockholder of record may contact Investor Relations via email at ir@chewy.com, by calling (844) 980-2073, or by writing to Investor Relations at Chewy, Inc., 1855 Griffin Road, Suite B-428, Dania Beach, FL 33004. Beneficial holders may contact their bank, brokerage firm, or other nominee to request information about householding.
Conversely, if stockholders of record living at the same address received multiple copies of our Notice and, if applicable, annual report and proxy materials, you may request delivery of a single copy by contacting Investor Relations as set forth above. Beneficial holders may contact their bank, brokerage firm, or other nominee to request a single copy of the Notice and, if applicable, proxy materials and annual report.
21.	Who bears the cost of this proxy solicitation?
All expenses associated with this solicitation will be borne by us. We will reimburse banks, brokerage firms, or other nominees for reasonable expenses that they incur in sending our proxy materials to you if such organization holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication, without receiving any additional compensation.
22.	Who will count the votes?
Broadridge Financial Solutions, Inc., or a representative or agent of Broadridge Financial Solutions, Inc., will tabulate and certify the votes as the inspector of election for the Annual Meeting.
23.	Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also report the voting results by filing a Current Report on Form 8-K with the SEC within four business days of the Annual Meeting. If the final voting results are not known when we file our report, we will amend the initial report to disclose the final voting results within four business days after those results become known.
24.	When are stockholder proposals for inclusion in our proxy materials for the 2022 annual meeting of stockholders due?
The 2022 annual meeting of stockholders is expected to be held on July 14, 2022. Stockholders wishing to present a proposal for inclusion in our proxy materials for such meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), must timely submit their proposals so that they are received by our Secretary at our principal executive office no later than January 27, 2022. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement and any such proposal must comply with the requirements of Rule 14a-8 in order to be considered for inclusion in our proxy materials for the 2022 annual meeting of stockholders.
25.	When are other proposals and director nominations for the 2022 annual meeting of stockholders due?
The 2022 annual meeting of stockholders is expected to be held on July 14, 2022. Assuming the 2022 annual meeting of stockholders is held on such date, stockholders wishing to nominate a candidate for election to our Board or propose other business at this annual meeting, other than pursuant to Rule 14a-8 of the Exchange Act, must submit a written notice so that it is received by our Secretary at our principal executive office no earlier than the close of business on March 16, 2022, nor later than the close of business on April 15, 2022. If the 2022 annual meeting of stockholders is scheduled to be held on a date that is more than 30 days prior to or more than 70 days after July 14, 2022, the proposal must be
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submitted not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. Notwithstanding the foregoing, if the number of directors to be elected to our Board at an annual meeting is increased, effective after the time period for which nominations would otherwise be due, and there is no public announcement naming all of the nominees for the additional directorships or specifying the size of the increased Board at least 100 days prior to July 14, 2022, then a stockholder’s notice shall also be considered timely (but only with respect to nominees for any new positions created by such increase) if it is received by our Secretary at the principal executive office of the Company in writing not later than the close of business on the 10th day following the day on which such public announcement is first made.
Any stockholder proposal or director nominations must comply with our amended and restated bylaws (“bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of our bylaws is available in the Governance section of our website at https://investor.chewy.com.
26.	What is the address of Chewy’s principal executive office?
The mailing address of Chewy’s principal executive office is 1855 Griffin Road, Suite B-428, Dania Beach, FL 33004.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
Our Board’s responsibility, on behalf of our stockholders, is to oversee the conduct of our Company’s business, provide advice and counsel to our Chief Executive Officer and senior management, protect our Company’s best interests and foster the creation of long-term value for our stockholders. Our Board currently consists of twelve directors, divided into three classes with staggered three-year terms. Each class consists as nearly as possible of one-third of the total number of directors. Until such time as the Class B common stock represents less than 50% of the combined voting power of the Class A and Class B common stock, any newly created directorship on our Board that results from an increase in the number of directors and any vacancy occurring on our Board shall be filled by (i) a majority of the directors then in office, even if less than a quorum, (ii) a sole remaining director, or (iii) the stockholders. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class or until the director’s successor is duly elected and qualified, or until their earlier death, resignation, retirement, disqualification, or removal.
Our Board is composed of a diverse group of individuals, with diverse backgrounds, experience, perspectives and skills relevant to our Company. Our directors have backgrounds as retail, operational and financial experts, technologists, investors, and advisors. Many of our directors have experience serving on boards and board committees of other public companies, and have an understanding of corporate governance practices and trends and different business processes, challenges and strategies.
The following charts reflect the gender/ethnic diversity and age mix (as of May 18, 2021) of the members of our Board following the Annual Meeting, assuming the election of all director nominees:

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The following table sets forth information with respect to our current directors and new director nominee as of May 18, 2021:
Name	Age	Class	Director Since	Current Term Expires	Position	Committee Membership
						AC	CC	NCGC
Sharon L. McCollam(1)	59	I	2019	2023	Director	☆
Martin H. Nesbitt(2)	58	I	2020	2023	Director
Raymond Svider(3)	58	I	2019	2023	Chairperson		☆	☆
J.K. Symancyk(4)	49	I	2019	2023	Director
Fahim Ahmed(5)	42	II	2019	2021	Director		✔	✔
Michael Chang(6)	44	II	2019	2021	Director			✔
Brian McAndrews(7)	62	II	2019	2021	Director	✔
James A. Star(8)	60	II	2019	2021	Director	✔
James Kim(9)	29	III	2019	2022	Director
David Leland(10)	46	III	2019	2022	Director
Lisa Sibenac(11)	40	III	2019	2022	Director
Sumit Singh(12)	41	III	2019	2022	Director and CEO
Kristine Dickson(13)	43	II	N/A	N/A	New Director Nominee
AC: Audit Committee	☆ Committee Chairperson
CC: Compensation Committee	✔ Committee Member
NCGC: Nominating and Corporate Governance Committee
(1)	Elected to our Board and appointed as Chairperson of our Audit Committee effective June 13, 2019.
(2)	Elected to our Board effective September 21, 2020.
(3)	Elected as Chairperson of our Board effective April 29, 2019, and appointed as Chairperson of both our Compensation and Nominating and Corporate Governance Committees effective June 13, 2019.
(4)	Elected to our Board effective April 29, 2019.
(5)	Elected to our Board effective April 29, 2019, and appointed as a member of both our Compensation and Nominating and Corporate Governance Committees effective June 13, 2019.
(6)	Elected to our Board effective April 29, 2019, and appointed as a member of our Nominating and Corporate Governance Committee effective June 13, 2019.
(7)	Elected to our Board and appointed as a member of our Audit Committee effective September 10, 2019.
(8)	Elected to our Board effective June 13, 2019 and appointed as a member of our Audit Committee effective May 29, 2020.
(9)	Elected to our Board effective April 29, 2019.
(10)	Elected to our Board effective September 10, 2019.
(11)	Elected to our Board effective April 29, 2019.
(12)	Elected to our Board effective April 29, 2019.
(13)
Ms. Dickson has been nominated to join our Board as a director with effect from, if elected, the date of the Annual Meeting. If elected, it is the Board’s intent to appoint her as a member of our Audit Committee.

Nominees for Election to a Three-Year Term Expiring at the 2024 Annual Meeting
Fahim Ahmed. Mr. Ahmed currently serves as Partner at BC Partners. BC Partners is a leading international investment firm that specializes in the investment of assets under management in private equity. Before joining BC Partners in 2006, from 2004 to 2006 and from 2000 to 2002, Mr. Ahmed served as a consultant of the Boston Consulting Group. Mr. Ahmed currently serves on the boards of Cyxtera Technologies, Inc., Presidio Inc., Cyxtera Cybersecurity, Inc. (d/b/a Appgate), and PetSmart LLC. He previously served as a director of Suddenlink Communications, and was involved in investments in Office Depot, Inc., Intelsat S.A., Dometic Corporation, and Foxtons. Mr. Ahmed holds a Bachelor of Arts degree from Harvard University and a Master of Philosophy degree in economics from Oxford University, where he was a Rhodes Scholar. Mr. Ahmed’s individual qualifications and background as a director include his extensive finance and compensation expertise, and his in-depth knowledge of the consumer retail, telecom, and technology sectors.
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Michael Chang. Mr. Chang currently serves as Partner at BC Partners. Before joining BC Partners in 2009, from 1999 to 2009, Mr. Chang served as Principal of JLL Partners, LLC. Mr. Chang currently serves on the boards of Zest Dental Solutions, Women’s Care Enterprises, and PetSmart LLC. Mr. Chang holds a Master of Business Administration degree from the Harvard Business School and a Bachelor of Arts degree in economics from The Wharton School of the University of Pennsylvania. Mr. Chang’s individual qualifications and background as a director include his extensive finance expertise and his in-depth knowledge of the consumer retail, industrials, and healthcare sectors.
Kristine Dickson. Ms. Dickson has been Chief Financial Officer and Chief Administrative Officer of Lehman Brothers Holdings Inc. since January 2016. Previously, she served as Chief Administrative Officer from 2012 to 2015. From 2001 to 2012, Ms. Dickson served in roles of increasing responsibility at Willis Towers Watson, including Northeast Regional Financial Officer from 2008 to 2012, Director of Financial Planning & Analysis from 2006 to 2008, and Mergers & Acquisitions from 2001 to 2006. Prior to Willis Towers Watson, Ms. Dickson served in the Mergers & Acquisitions and Telecom Investment Banking groups at Citigroup. Ms. Dickson holds a Bachelor of Science in Computer Systems Engineering from Stanford University. Ms. Dickson’s individual qualifications and background as a director include her knowledge of finance, practical mergers and acquisition experience, and her in-depth knowledge of the financial services sector.
James A. Star. Mr. Star currently serves as Executive Chairman and Investment Committee Chair of Longview Asset Management LLC (“Longview”), a multi-strategy investment firm that invests on behalf of individuals, trusts and charitable foundations. From 2003 to 2019, he served as President and Chief Executive Officer of Longview. Since 1994, Mr. Star has also served as Vice President of Henry Crown and Company, a private family office affiliated with Longview. Mr. Star currently serves as a trustee of Equity Commonwealth, a publicly traded REIT (NYSE “EQC”), where he chairs the Nominating and Governance Committee. He is a director of the Atreides Foundation Fund Ltd, V-Square Quantitative Management LLC, and the holding company of Teaching Strategies LLC. From 2016 to 2018, Mr. Star served as a director of Allison Transmissions Holdings Inc. (NYSE “ALSN”) and, from 2014 to 2019, he was a director of the holding company of PetSmart LLC. He also serves, or has served, as a director or trustee of pension funds, registered mutual funds, private companies and a private trust company. Mr. Star holds a Bachelor of Arts degree from Harvard University, a Juris Doctor degree from Yale Law School, and a Master of Management degree from Kellogg Graduate School of Management at Northwestern University. Mr. Star’s individual qualifications and background as a director include his extensive finance, business, corporate governance, and ethics and compliance experience, as well as his in-depth knowledge of the animal supplies and consumer services sectors.
Directors Continuing in Office Until the 2023 Annual Meeting
Sharon L. McCollam. Ms. McCollam served as Chief Administrative Officer and Chief Financial Officer at Best Buy Co., Inc. from 2012 to 2016, and continued to serve as a senior advisor through 2017. From 2000 to 2012, she served in roles of increasing responsibility at Williams-Sonoma, Inc., including service as Executive Vice President, Chief Operating and Chief Financial Officer from 2006 to 2012. Prior to Williams-Sonoma, Inc., Ms. McCollam served as Chief Financial Officer of Dole Fresh Vegetables, Inc., a division of the Dole Food Company, Inc. She currently serves on the board of directors and audit committees for three additional publicly traded companies including Advance Auto Parts, Inc. (NYSE “AAP”), Signet Jewelers Ltd. (NYSE “SIG”), and Stitch Fix, Inc. (Nasdaq “SFIX”). She also serves on the boards of three privately held companies, including International Walls, Inc. (f/k/a Art.com, Inc.) since 2012, Hallmark Cards, Inc. since 2016 and GetYourGuide AG since 2019. Ms. McCollam previously served on the board of directors for other publicly traded companies including Whole Foods Market, Inc. (Nasdaq “WFM” - no longer listed), OfficeMax Inc. (NYSE “OMX” - no longer listed), Del Monte Foods Company (NYSE “DLM” - no longer listed), and Williams-Sonoma, Inc. (NYSE “WSM”). Ms. McCollam holds a Bachelor of Science degree in accounting from the University of Central Oklahoma and is a certified public accountant. Ms. McCollam’s individual qualifications and background as a director include her outside board experience in the retail and e-commerce sectors, her
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extensive operational leadership experience, and her vast retail, finance, supply chain management, customer care, and real estate background. Ms. McCollam’s in-depth knowledge of finance, accounting, risk management, ethics, and compliance make her particularly well suited for the role of Chairperson of our Audit Committee.
Martin H. Nesbitt. Mr. Nesbitt currently serves as Co-Chief Executive Officer of The Vistria Group, LLC, a Chicago based investment firm focused on the education, healthcare and financial services industries. From 1996 to 2012, before co-founding Vistria, Mr. Nesbitt was co-founder and Chief Executive Officer of TPS Parking Management, LLC (known as the “Parking Spot”), an owner and operator of off-airport parking facilities. Prior to the Parking Spot, Mr. Nesbitt served as an officer of the Pritzker Realty Group, L.P. and as Investment Manager at LaSalle Partners. Mr. Nesbitt currently serves on the board of directors of Jones Lang LaSalle Incorporated (NYSE “JLL”), American Airlines Group Inc. (Nasdaq “AAL”), and CenterPoint Energy, Inc. (NYSE “CNP”), and from 2013 to 2018 he served on the board of directors of Norfolk Southern Corp. (NYSE “NSC”). Mr. Nesbitt currently serves as a trustee of Chicago Museum of Contemporary Art and is the former chairman of the board of the Chicago Housing Authority and a former board member of the Chicago 2016 Olympic Committee. Mr. Nesbitt holds a Master of Business Administration degree from the University of Chicago, and a Bachelor of Science degree and honorary doctorate from Albion College. Mr. Nesbitt’s individual qualifications and background as a director include his global public company board experience and his extensive finance, strategic and operational experience as chief executive officer and founder of various companies.
Raymond Svider. Mr. Svider currently serves as Partner and Chairman of BC Partners and as Chairman of the Executive Committee of BC Partners. Since Mr. Svider joined BC Partners in 1992, he has led investments in various sectors, including consumer and retail, technology, media and telecom, healthcare, industrials, and business services. He currently holds the role of Non-Executive Chairman of PetSmart LLC and serves on the boards of Altice USA, Inc. (NYSE “ATUS”), GFL Environmental Inc. (NYSE “GFL”), Intelsat S.A. (OTC “INTEQ”), NAVEX Global, Inc., GardaWorld Corporation, Cyxtera Technologies, Inc., and Cyxtera Cybersecurity, Inc. (d/b/a Appgate) as well as the board of the holding company of Presidio Inc. Mr. Svider previously served as a director of Accudyne Industries LLC, Teneo Global, Office Depot, Inc., Multiplan, Inc., Unity Media Group, Neuf Cegetel, Polyconcept, Neopost, Nutreco, UTL, and Chantemur. Mr. Svider holds a Master of Business Administration degree from the University of Chicago, and Master of Science degrees in engineering from Ecole Polytechnique, France and Ecole Nationale Superieure des Telecommunications, France. Mr. Svider’s individual qualifications and background as a director include his outside board experience as a director of public and private entities, and his in-depth knowledge of private equity, finance, corporate governance, and executive compensation. Mr. Svider’s business acumen and leadership experience make him particularly well suited for the roles of Chairperson of our Board and Chairperson of our Compensation and Nominating and Corporate Governance Committees.
J.K. Symancyk. Mr. Symancyk currently serves as President, Chief Executive Officer, and Director at PetSmart LLC. Before joining PetSmart LLC in 2018, from 2015 to 2018, Mr. Symancyk served as Chief Executive Officer of Academy, Ltd. d/b/a Academy Sports + Outdoors and from 2012 to 2015 he served as President of Meijer, Inc. Prior to Meijer, Inc., Mr. Symancyk served in management positions at Walmart Inc., including Sam’s West, Inc. and Walmart de México. He currently serves on the board of directors of GameStop Corp. (NYSE “GME”) and L Brands, Inc. (NYSE “LB”). Mr. Symancyk holds a Bachelor of Arts degree from the University of Arkansas at Fayetteville. Mr. Symancyk’s individual qualifications and background as a director include his leadership, operational, and overall sector experience as Chief Executive Officer of PetSmart LLC.
Directors Continuing in Office Until the 2022 Annual Meeting
James Kim. Mr. Kim currently serves as Principal at BC Partners. Before joining BC Partners in 2016, from 2014 to 2016, Mr. Kim served as Investment Associate at Sageview Capital LP where he focused on growth equity investments in the technology space, and, from 2013 to 2014, he served in the mergers and acquisitions group at Citigroup Inc. Mr. Kim currently also serves on the board of the holding
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company of Presidio Inc. Mr. Kim holds a Bachelor of Arts degree in applied mathematics and economics from Yale University. Mr. Kim’s individual qualifications and background as a director include his knowledge of finance, practical mergers and acquisition experience, and his in-depth knowledge of the pet retail, technology and healthcare sectors.
David Leland. Mr. Leland currently serves as Managing Director and Head of Capital Markets at BC Partners. Since 2019, Mr. Leland has also served as Chief Executive Officer of BC Partners Securities LLC, a registered broker dealer in the United States. Before joining BC Partners in 2018, from 2000 to 2018, Mr. Leland served at Citigroup Inc., most recently as Managing Director in the Capital Markets Originations Group, with a focus on leveraged finance. Mr. Leland holds a Bachelor of Business Administration degree with a concentration in Finance from The George Washington University. Mr. Leland’s individual qualifications and background as a director include his extensive finance, and compliance expertise, and his in-depth knowledge of the consumer retail, and home builder sectors.
Lisa Sibenac. Ms. Sibenac currently serves as Managing Director at BC Partners in Portfolio Operations. Before joining BC Partners in 2017, from 2012 to 2017, Ms. Sibenac served in management positions at Amazon, Inc., and, from 2003 to 2010, she served in technical and commercial leadership roles at Lockheed Martin Corporation. Ms. Sibenac holds a Bachelor of Science degree in mechanical engineering from the University of Notre Dame and a Master of Business Administration degree from Harvard Business School. Ms. Sibenac’s individual qualifications and background as a director include her knowledge of business operations and technology, and her in-depth knowledge of the retail, e-commerce, business services, aerospace, and defense sectors.
Sumit Singh. Mr. Singh is the Chief Executive Officer of Chewy and serves on Chewy’s Board. He was named Chief Executive Officer in March 2018, following a seven-month stint in his role as Chief Operating Officer, and has served as a director since April 2019. In 2019, he led the company through its initial public offering. Mr. Singh was subsequently named to the 2020 ‘Bloomberg 50’, Bloomberg Businessweek’s annual list of innovators, entrepreneurs, and leaders who have changed the global business landscape over the past year, and to Comparably’s “Best CEOs 2020.” Prior to joining Chewy, Mr. Singh held senior leadership positions at Amazon, where from 2015 to 2017, he served as Worldwide Director of Amazon Inc.’s Consumables businesses (fresh and pantry) and, from 2013 to 2015, as General Manager for Amazon, Inc.’s North American merchant fulfillment and third-party businesses. Prior to Amazon, Inc., Mr. Singh served in senior management positions at Dell Technologies Inc. He has nearly 20 years of global leadership experience that spans e-commerce, technology, retail and logistics. He holds a Bachelor of Technology degree from Punjab Technical University and a Master’s in Engineering from the University of Texas at Austin, where, in 2019, he was inducted into the Academy of Distinguished Alumni for outstanding achievement. He also holds a Master of Business Administration degree from the University of Chicago, Booth School of Business. Mr. Singh’s individual qualifications and background as a director include his in-depth knowledge of issues, challenges, and opportunities facing us, his in-depth knowledge of the e-commerce and retail sectors, and extensive operational and technology experience.
Retiring Director
Brian McAndrews. Mr. McAndrews served as Chief Executive Officer, President, and Chairman of Pandora Media, LLC from 2013 to 2016. From 2009 to 2013, he served as Managing Director/Venture Partner at Madrona Venture Group, LLC. Mr. McAndrews currently serves as chairman of the board for Grubhub, Inc. (NYSE “GRUB”), as presiding director of The New York Times Company (NYSE “NYT”), and is a member of the boards of Frontdoor, Inc. (Nasdaq “FTDR”), The Wine Group, Inc. and PicMonkey LLC. Mr. McAndrews previously served as a director of Teladoc Health, Inc. (NYSE “TDOC”) from September 2017 until May 2020. Mr. McAndrews’ term as a Class II director will expire at the 2021 Annual Meeting. The Company thanks Mr. McAndrews for his service as a member of our Board.
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Director Independence
We are a “controlled company” within the meaning of the corporate governance standards of the New York Stock Exchange (“NYSE”). Under these rules, a listed company for which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company.” As a result, we qualify for exemption from certain independence requirements, including the requirement that within one year of completion of our initial public offering (“IPO”) we have a Board composed of a majority of independent directors, and Compensation and Nominating and Corporate Governance Committees composed entirely of independent directors. Even though we are a controlled company, we are required to comply with the SEC and the NYSE rules relating to the membership, qualifications, and operations of our Audit Committee.
Based on information provided by each director or director nominee concerning their background, employment, and affiliations, our Board has determined that Ms. Dickson, Mr. McAndrews, Ms. McCollam, Mr. Nesbitt, and Mr. Star satisfy the “independence” requirements under the corporate governance standards of the NYSE, and none of them have a relationship that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. In determining the independence of Mr. Star, our Board considered Longview’s minority, non-controlling interest in Argos Holdings L.P. (“Argos Holdings”). Our Board also determined that Ms. Dickson, Mr. McAndrews, Ms. McCollam, Mr. Nesbitt, and Mr. Star satisfy the independence requirements of Rule 10A-3 of the Exchange Act.
Board Leadership Structure
Mr. Svider serves as Chairperson of our Board and Mr. Singh serves as Chief Executive Officer of our Company. The Chief Executive Officer is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of our Company, while the Chairperson provides guidance to the Chief Executive Officer, sets the agenda for Board meetings, and presides over meetings of the full Board. We believe that separation of the positions of the Chairperson and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of our Company. In addition, we believe the separation of the two positions creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of our Board to monitor whether management’s actions are in the best interests of our Company and stockholders. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Board Committees
Our Board has established three standing committees - an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our Board has adopted written charters for each committee, which are available on our website at https://investor.chewy.com. The composition and overview of the responsibilities of each committee is described below. Members serve on these committees until their resignation or until as otherwise determined by our Board.
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Audit Committee
Our Audit Committee currently consists of Ms. McCollam (Chairperson), Mr. McAndrews, and Mr. Star. Mr. Star was appointed to the Audit Committee effective May 29, 2020. Mr. Chang served as an Audit Committee member from the time of our IPO through June 12, 2020. It is anticipated that immediately following the Annual Meeting, assuming the election of all director nominees, our Audit Committee will consist of Ms. McCollam (Chairperson), Ms. Dickson, and Mr. Star. Our Audit Committee oversees our corporate accounting and financial reporting process as well as our risk assessment and risk management policies. Our Audit Committee is responsible for, among other things:
(i)	managing the appointment, retention, compensation, oversight, and termination of our independent registered public accounting firm;
(ii)	overseeing the pre-approval process governing permitted audit and non-audit and tax related services provided by our independent registered public accounting firm;
(iii)	reviewing and approving the function and scope of our internal audit department, including its purpose, organization, responsibilities, budget, audit plans, and performance;
(iv)	providing meaningful consideration to our external financial reporting, including periodic reports, earnings releases, and earnings guidance;
(v)	overseeing the adequacy and effectiveness of our internal controls over financial reporting and disclosure controls;
(vi)	monitoring legal and regulatory compliance, including our Code of Conduct;
(vii)	reviewing and approving related party transactions in accordance with our related party transactions policy; and
(viii)	overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters.
Our Board has determined that all current members of our Audit Committee and Ms. Dickson satisfy the independence requirements of Rule 10A-3 of the Exchange Act and the corporate governance standards of the NYSE, and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. Our Board has determined that Ms. McCollam is an “audit committee financial expert,” as such term is defined in the regulations promulgated under the Exchange Act, and each of Ms. Dickson, Ms. McCollam and Mr. Star has the requisite financial sophistication, as defined under the applicable NYSE rules and regulations. Ms. McCollam currently serves on the audit committees of four public companies, including Chewy. Given Ms. McCollam’s extensive experience as a Chief Financial Officer, her proficiency in accounting, and her knowledge of, and dedication to, Chewy, our Board has determined that Ms. McCollam’s simultaneous service on the audit committees of more than three public companies does not impair her ability to effectively serve on our Audit Committee.
The formal report of our Audit Committee with respect to the fiscal year ended January 31, 2021, is set forth below under the heading Audit Committee Report.
Compensation Committee
Our Compensation Committee consists of Mr. Svider (Chairperson) and Mr. Ahmed. Our Compensation Committee is responsible for, among other things:
(i)
reviewing and approving corporate goals and objectives applicable to our Chief Executive Officer and other members of executive management, evaluating performance in light of such objectives, and approving compensation;

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(ii)	reviewing director compensation and benefits for service on our Board and making recommendations for modification;
(iii)	reviewing and approving incentive compensation and equity-based plans, and administering those plans on behalf of executive officers; and
(iv)
monitoring the effectiveness of non-equity-based benefit plan offerings and approving any material new employee benefit plan or change to an existing plan that creates a material financial commitment for our Company.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee currently are, or have been, an officer or employee of Chewy. None of our named executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its named executive officers serving on our Board or Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Mr. Svider (Chairperson), Mr. Ahmed, and Mr. Chang. Our Nominating and Corporate Governance Committee is responsible for, among other things:
(i)	identifying and evaluating candidates and making recommendations to our Board for director nominees;
(ii)	assessing the size, structure, and composition of our Board and committees and making recommendations to our Board for modifications;
(iii)	overseeing periodic evaluations of our Board’s performance, including Board committees;
(iv)	monitoring corporate governance trends and developments and making recommendations to our Board for modifications; and
(v)	developing a Chief Executive Officer succession plan and evaluating potential Chief Executive Officer candidates.
Considerations in Evaluating Director Nominations
Our Nominating and Corporate Governance Committee is responsible for screening candidates and recommending nominees for election to our Board of Directors. When formulating recommendations, our Nominating and Corporate Governance Committee considers proposals and suggestions from stockholders, management, and others as it deems appropriate, and also takes into account the performance of incumbent directors in determining whether to recommend them to stand for reelection at the annual meeting of stockholders.
In evaluating candidates, our Nominating and Corporate Governance Committee considers the current size and composition, organization, and governance of our Board and the needs of our Board and committees. Our Nominating and Corporate Governance Committee seeks individuals with the skill, experience and background important to our strategic direction and operational focus. While our Board does not have specific director criteria requirements, our Nominating and Corporate Governance Committee considers, among other things:
(i)	the independence, judgment, strength of character, reputation in the business community, ethics, and integrity of the individual;
(ii)	the business and other relevant experience, skill, and knowledge that the individual may have that will enable them to provide effective oversight of our business;
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(iii)	the fit of the individual’s skill set and personality with those of the other directors so as to build a Board that works together effectively and constructively; and
(iv)	the individual’s ability to devote sufficient time to carry out their responsibilities as a director.
Our Board does not have a formal policy on diversity. Our Board actively considers gender, nationality, ethnicity, and age, among other things, including functional areas of business and financial expertise and educational and professional background. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, to be in our Company’s and stockholders’ best interests.
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders based upon the policies set forth in the Committee’s charter and subject to compliance with procedures set forth in our bylaws. Please see Question 25 above under the heading General Information About Our Annual Meeting for more information. Committee oversight of director nominations does not apply in cases where the right to nominate a director legally belongs to a third party. In addition, so long as the outstanding shares of our Class B common stock represent 50% or more of the combined voting power of our outstanding Class A common stock and Class B common stock, holders of shares of Class B common stock shall not be subject to the notice procedures set forth in our bylaws with respect to any annual or special meeting of stockholders.
Role of our Board in Risk Oversight
Management is responsible for the day-to-day oversight and management of strategic, operational, legal, compliance, cybersecurity, and financial risks, while our Board, as a whole and through its committees, is responsible for the oversight of our risk management framework. Consistent with this approach, management reviews risks with our Board and Audit Committee at regular Board and Audit Committee meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents steps taken by management to eliminate or mitigate such risks. While our Board is ultimately responsible for the risk oversight of our Company, our Audit Committee has primary responsibility for management and mitigation of the risks facing our Company, including major financial risks and oversight of the measures initiated by management to monitor and control such risks. Our Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related party transactions. Our Compensation Committee has responsibility to review the risks arising from our compensation policies and practices applicable to all employees and evaluate policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee has responsibility to review risks relating to our corporate governance practices. These committees provide regular reports on our risk management practices to our full Board. Our Board believes Chewy’s current leadership structure supports its risk oversight function.
Attendance at Board, Committee, and Stockholder Meetings
During our fiscal year ended January 31, 2021, our Board had five meetings, our Audit Committee had five meetings, our Compensation Committee had five meetings, and our Nominating and Corporate Governance Committee had three meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which they served as a director and (ii) the total number of meetings held by all committees of our Board on which such director served (held during the period of such director’s committee service). Our non-employee directors, as well as our independent directors, meet in regularly scheduled sessions, typically after a scheduled Board meeting. Our Board has not formally selected a director to preside at either our executive sessions of non-employee directors or our executive sessions of independent directors. Instead, the participating directors designate a presiding director for the session.
Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage our directors to attend such meetings. Ten of our current directors who served at the time of our 2020 Annual Meeting, attended that meeting.
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Director Compensation
In June 2020, our Compensation Committee adopted a director compensation and educational expense reimbursement policy pursuant to which our independent directors are entitled to receive the following compensation for Board and committee service:
•	$175,000 annual retainer per year for service as a Board member, payable 25% in cash and 75% in time-based restricted stock units (“Director RSUs”);
•	$15,000 per year for service as a committee chairperson, payable in cash; and
•	$5,000 per year for service as a committee member, payable in cash.
Under this approach, each independent director who serves as the chairperson of a committee receives an annual fee for each role as chairperson of a committee and as member of that same committee. Additionally, we reimburse directors for reasonable travel expenses relating to Board meetings and up to $5,000 for director educational expenses. Our director compensation and educational expense reimbursement policy was designed to attract and retain high quality independent directors.
Director Compensation Table
The following table provides information regarding compensation of our independent directors for their service as a director for the fiscal year ended January 31, 2021. Non-independent directors received no compensation for their service as a director.
Name	Fees paid in Cash	Stock Awards(1)(2)	Other Compensation	Total
Brian McAndrews(3)	$39,015	$131,110	$ —	$170,125
Sharon L. McCollam(4)	$31,875	$131,110	$—	$ 162,985
Martin H. Nesbitt(5)	$13,724	$ 96,701	$—	$ 110,425
James A. Star(6)	$ 37,005	$ 169,807	$—	$ 206,812
(1)
The amounts reflected in this column represent the grant date fair value of the awards made in fiscal year 2020, as computed in accordance with Topic 718, Compensation—Stock Compensation, of the Accounting Standards Codification of the Financial Accounting Standards Board (“ASC 718”). For a discussion of the assumptions used in the calculation of the grant date fair value, refer to Note 8. Share-Based Compensation in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended January 31, 2021.

(2)
Amounts shown do not reflect compensation actually received by the director, and there can be no assurance that these amounts will ever be realized by the director. Each independent director received a grant of Director RSUs in an amount equal to 75% of their retainer (prorated as applicable) divided by the 20-day average closing price of Chewy’s Class A common stock for the 20 trading days immediately preceding the grant date, rounded to the nearest whole share.

(3)
Mr. McAndrews was granted 2,719 Director RSUs in fiscal year 2020, settlement of which will be deferred until his termination of service. The Director RSUs vest on the earlier of (i) the date of the Annual Meeting or (ii) July 16, 2021, subject to his continued service with us.

(4)
Ms. McCollam was granted 2,719 Director RSUs in fiscal year 2020, settlement of which will be deferred until her termination of service. The Director RSUs vest on the earlier of (i) the date of the Annual Meeting or (ii) July 16, 2021, subject to her continued service with us.

(5)
Mr. Nesbitt was granted 1,817 Director RSUs in fiscal year 2020, settlement of which will be deferred until his termination of service. The Director RSUs vest on the date of the Annual Meeting, subject to his continued service with us. Mr. Nesbitt’s grant was prorated to reflect actual months of service from the date of his Board appointment through July 14, 2021.

(6)
Mr. Star was granted 3,523 Director RSUs in fiscal year 2020, settlement of which will be deferred until his termination of service. 804 of the Director RSUs vested on July 14, 2020 and 2,719 of the Director RSUs vest on the earlier of (i) the date of the Annual Meeting or (ii) July 16, 2021, subject to his continued service with us. The grant of 804 Director RSUs was prorated to reflect actual time of service from the date he was deemed independent by the Board through July 14, 2020.

Deferred Compensation
Independent directors may elect to defer receipt of their Director RSUs. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of such RSUs. Directors who make a deferral election will have no right as stockholders of the Company with respect
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to amounts credited to their deferred RSU accounts until such RSUs are settled. Settlement of any RSUs credited to the deferred RSU account in shares of fully vested common stock will occur at the time specified in the director’s deferral election, but no later than as soon as practicable following the director’s termination of Board service.
Indemnification
We have entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director. The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual’s involvement is by reason of the fact that the director is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgements, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless they are adjudged not to have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of our Company and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.
Stockholder Communications with our Board
Our Board has adopted a formal process by which stockholders may communicate with our Board or any of our directors. Stockholders who wish to communicate with our Board may do so by sending written communications addressed to Chewy’s Secretary at Chewy, Inc., 1855 Griffin Road, Suite B-428, Dania Beach, FL 33004. Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to our Board or the applicable director(s). The purpose of this screening is to allow our Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, and product inquiries). See Questions 24 and 25 above under the heading General Information About Our Annual Meeting for more information.
Corporate Governance Guidelines and Code of Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines that address such items as the qualifications and responsibilities of our directors and director candidates, and corporate governance policies and standards applicable to us in general. We also have adopted a Code of Conduct and Ethics that applies to our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer. The full text of our Corporate Governance Guidelines and our Code of Conduct and Ethics is posted on our website at https://investor.chewy.com. We will post amendments to our Code of Conduct and Ethics or any waivers of our Code of Conduct and Ethics for directors and named executive officers on the same website or in filings under the Exchange Act.
Diversity, Equity, and Inclusion
We appreciate and support the importance of a diverse workforce and fostering safe and inclusive working environments in which our employees can be their authentic and best selves. Chewy’s diversity, equity, and inclusion (“DEI”) mission is to hire, retain, and promote exceptional talent that values and is inclusive of all backgrounds and perspectives to deliver excellence.
We understand DEI is an ever-continuing journey and intend to continually expand and enhance our DEI efforts. As such, during fiscal year 2020, we increased our internal and external commitment and attention to DEI. Internally, we completed a series of organization-wide listening sessions and a diversity and inclusion survey and invested in hiring talent devoted to championing DEI initiatives. Externally, we enhanced our recruitment outreach by more deeply engaging with six historically black colleges and universities and strengthening our relationships with Black student organizations.
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We believe in leading by example and have taken steps to promote diversity on our Board and in senior leadership roles. For example, in 2020 we appointed Martin H. Nesbitt to our Board, and Kristine Dickson has been nominated to our Board in connection with the Annual Meeting. In addition, all four of our named executive officers represent gender or ethnic diversity.
Corporate Responsibility
At Chewy, we have a passion for pets and are dedicated to improving the lives of pets everywhere. Chewy Gives Back is our way of supporting animal welfare organizations through volunteering, direct donation, and our newly launched Wish List tool. Through our Wish List program, any qualified non-profit shelter or rescue in the contiguous United States is able to curate a list of items they need, allowing customers to shop directly from Chewy.com and have their purchase delivered to the doorstep of the shelter or rescue. During fiscal year 2020, we donated approximately $35 million in products and supplies to animal shelters and rescues to ensure animals in their care have much needed food, supplies, and other essentials.
Certain Relationships and Related Party Transactions
Related Party Transactions Policy
In June 2019, Chewy adopted a written related party transactions policy (the “Related Party Policy”), which is administered by our Audit Committee and includes procedures for the review, approval, ratification, modification, or termination of related party transactions. For purposes of the Related Party Policy, a related party transaction includes transactions in which Chewy is a participant, the amount involved will or may be expected to exceed $120,000, and a “related party” has or will have a direct or an indirect material interest. Related parties of Chewy consist of directors (including nominees for election as director), named executive officers, stockholders that are known to beneficially own more than 5% of Chewy’s voting securities, any immediate family members of the foregoing, or any entity in which such related party is employed, is a general partner, principal, or in a similar position, or in which such person has a 10% or greater beneficial interest.
Except for transactions that have been pre-approved in accordance with the terms of the Related Party Policy, once a related party transaction has been identified, our Audit Committee will review all of the relevant facts and circumstances and approve or disapprove entry into the transaction. In determining whether to approve or ratify a related party transaction, our Audit Committee shall take the following considerations into account, among other factors it deems appropriate:
(i)	whether the transaction was undertaken in the ordinary course of our business;
(ii)	whether the transaction was initiated by us or the related party;
(iii)	the availability of other sources of comparable products or services;
(iv)	whether the transaction is proposed to be, or was, entered on terms no less favorable to us than terms that could have been reached with an unrelated third party;
(v)	the purpose of, and the potential benefits of, the transaction;
(vi)	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related party;
(vii)	the related party’s interest in the transaction; and
(viii)	any other information regarding the transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
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Our Audit Committee may approve the transaction only if it determines in good faith that, under all the circumstances, the transaction is in, or not inconsistent with, the best interests of our Company and stockholders.
If we become aware of a related party transaction that has not been approved under the Related Party Policy, such transaction is reviewed in accordance with the procedures set out in the Related Party Policy. If our Audit Committee determines it to be appropriate, the transaction is ratified. Where our Audit Committee determines not to ratify a related party transaction that has been commenced without approval, our Audit Committee may direct additional actions including, but not limited to, immediate discontinuation or rescission of the transaction, or modification of the transaction to make it acceptable for ratification.
Certain Related Party Transactions
We describe below transactions with related parties in which the amounts involved exceeded $120,000 since the beginning of our last fiscal year or may be expected to exceed such amount in the foreseeable future. Other than as described in this section and in the Compensation Discussion and Analysis section below, there have not been, nor are there currently proposed, any transactions between Chewy and related parties.
BC Partners and its Affiliates
Transactions with BC Partners and/or its affiliates:
•
In connection with our IPO, Chewy entered into a master transaction agreement (“MTA”) with PetSmart LLC (“PetSmart”). The MTA was amended in February 2021 in connection with PetSmart’s recent distribution of all of its Chewy stock to reflect our ongoing contractual relationship with PetSmart. The MTA contains provisions relating to administrative and support services provided by PetSmart on a continuing basis and fees payable by Chewy to PetSmart in exchange for guaranteeing Chewy’s obligations entered into in the ordinary course of business under certain of its leases. From the beginning of fiscal year 2020 through the Record Date, Chewy paid PetSmart $443,420 in consideration of services provided by PetSmart to Chewy pursuant to the MTA.

•
Certain of our pharmacy operations are currently conducted through Chewy Pharmacy KY, LLC (“Chewy KY”), a wholly owned subsidiary of PetSmart. We have entered into a services agreement with Chewy KY that provides for the payment of a management fee to us for providing services to Chewy KY. Pursuant to the terms of this agreement, Chewy received $43,211,532 from Chewy KY from the beginning of fiscal year 2020 through the Record Date.

•
Chewy and PetSmart Home Office, Inc. (“PetSmart Home”), a wholly owned subsidiary of PetSmart, entered into a master purchase agreement (“MPA”) that governed sales of our respective private brand products to each other. From the beginning of fiscal year 2020 through the Record Date, we made payments of $2,548,552, to PetSmart Home, and PetSmart Home made payments of $1,054,231, to us, in connection with the sale and purchase of private brand products to each other pursuant to the terms of the MPA. The MPA was terminated by the parties on May 3, 2021.

•
In connection with our IPO, we entered into a master procurement agreement with The China Joint Business Arrangement between PetSmart International Holdings I LLC and PetSmart International Holdings II LLC (“Service Provider”), affiliates of PetSmart. In consideration of the product sourcing services provided by the Service Provider, we paid the Service Provider $122,833 from the beginning of fiscal year 2020 through the Record Date. The parties have entered into a termination agreement pursuant to which the master procurement agreement will be terminated effective as of June 1, 2021.

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•
In connection with our IPO, we entered into a tax matters agreement (“TMA”) with PetSmart and Argos Intermediate Holdco I Inc. that governs the parties’ respective rights, responsibilities, and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and other matters regarding taxes. From the beginning of fiscal year 2020 through the Record Date, we received $38,180,611 from PetSmart pursuant to the TMA. As of the Record Date, we had approximately $24,700,000 of outstanding receivables from PetSmart and Argos Intermediate Holdco I Inc. pursuant to the TMA.

•
From time to time, we purchase compliance management software and services from Navex Global, Inc. and its subsidiaries (“Navex”). Navex is a portfolio company of BC Partners. From the beginning of fiscal year 2020 through the Record Date, we paid Navex $71,164, in consideration of the services provided by Navex to Chewy.

•
From time to time, we purchase security solutions and other services from GardaWorld Corporation and its subsidiaries (“GardaWorld”). GardaWorld is a portfolio company of BC Partners. From the beginning of fiscal year 2020 through the Record Date, we paid GardaWorld $5,343,605, in consideration of the services provided by GardaWorld to Chewy.

•
From time to time, we purchase cybersecurity solutions and other services from Cyxtera Cybersecurity, Inc. (d/b/a Appgate) (“Appgate”). Appgate is a portfolio company of BC Partners. From the beginning of fiscal year 2020 through the Record Date, we paid Appgate $200,250, in consideration of the services provided by Appgate to Chewy.

The following agreements involving BC Partners and/or an affiliate of BC Partner:
•	Investor Rights Agreement, dated June 13, 2019, by and among Chewy and certain holders identified therein; and
•	Stockholders Agreement, dated as of April 17, 2019, by and among Chewy and the other parties named therein.
Employment
Aseemita Malhotra, our Vice President of Healthcare, is the spouse of our Chief Executive Officer. During fiscal year 2020, Ms. Malhotra led our Healthcare vertical and received total cash compensation of $547,371, which includes a payment under our short-term incentive (“STI”) plan(1) based on Company performance compared to pre-established performance metrics. Ms. Malhotra’s cash compensation, which is a combination of base salary and short-term incentive compensation, was determined based on market data and comparable positions. Ms. Malhotra was not granted any equity awards during fiscal year 2020. In April 2021, Ms. Malhotra was granted 12,093 RSUs and 1,385 performance-based restricted stock units (“PRSUs”). Of the RSUs granted to Ms. Malhotra in April 2021, 7,023 RSUs vest on March 1, 2022, 916 RSUs vest on March 1, 2023, 2,077 RSUs vest on September 1, 2023, 1,038 RSUs vest on March 1, 2024, 519 RSUs vest on September 1, 2024, and 520 RSUs vest on March 1, 2025, subject to her continued employment through the applicable vesting date. The PRSUs vest on March 1, 2024, subject to her continued employment through the vesting date. She will be eligible to receive between zero percent (0%) and one hundred fifty percent (150%) of the target PRSUs, depending on the extent to which certain Company performance-based vesting conditions are met during fiscal year 2021. The grant date fair value of the awards computed in accordance with ASC 718 was $1,089,696.
(1)
For a description of our STI plan refer to Annual Short-Term Incentive in the Elements of NEO Compensation section below. The STI plan payment for fiscal year 2020 was determined and paid in fiscal year 2021.

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PROPOSAL 1: Election of Directors
There are four directors in class II whose term of office expires at our 2021 Annual Meeting. Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Fahim Ahmed, Michael Chang, Kristine Dickson, and James A. Star as nominees for election as directors at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve until the 2024 annual meeting of stockholders or until their successor has been duly elected and qualified, or, if sooner, until their earlier death, resignation, retirement, disqualification, or removal. Mr. Ahmed, Mr. Chang, and Mr. Star are currently directors of Chewy, and each of them was appointed by our Board. Ms. Dickson is a new director nominee. For information concerning these nominees, please see the Board of Directors section above. Each person nominated for election has agreed to serve if elected and Chewy’s management has no reason to believe that any nominee will be unable to serve.
Each director is elected by a plurality of the votes of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the four nominees who receive the largest number of votes cast “For” such nominees are elected as directors. You may vote “For” or “Withhold” authority to vote for each of the nominees of the Board. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board.
FOR ✔	OUR BOARD, UPON RECOMMENDATION OF OUR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES NAMED ABOVE.
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SECURITY OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of our Class A common stock and Class B common stock as of May 18, 2021 by each director, director nominee, and named executive officer, all current named executive officers and directors of Chewy as a group, and all those known by Chewy to be beneficial owners of more than 5% of our Class A common stock or Class B common stock.
This table is based upon information supplied by our named executive officers, directors, director nominees, and principal stockholders, and Schedules 13D, 13F, and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 104,207,247 shares of Class A common stock and 311,188,356 shares of Class B common stock outstanding on May 18, 2021. We have deemed shares of our common stock issuable pursuant to restricted stock units (“RSUs”), which are subject to vesting and settlement conditions expected to occur within 60 days of May 18, 2021, to be outstanding and beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person. Such RSUs are not deemed outstanding for the purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all of our current named executive officers and directors as a group.
Unless otherwise indicated, the address for each beneficial owner listed in the tables below is c/o Chewy, Inc., 1855 Griffin Road, Suite B-428, Dania Beach, FL 33004.
	Voting Shares Beneficially Owned				% Total Voting Power(1)
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%
Current Named Executive Officers and Directors(2)	1,400,695	1.3	—	—	*
Sumit Singh(3)	420,264	*	—	—	*
Mario Marte(4)	180,529	*	—	—	*
Satish Mehta(5)	241,055	*	—	—	*
Susan Helfrick(6)	89,620	*	—	—	*
Raymond Svider(7)	60,000	*	—	—	*
Fahim Ahmed(8)	10,000	*	—	—	*
Michael Chang(9)	10,000	*	—	—	*
James Kim(10)	1,500	*	—	—	*
David Leland	—	—	—	—	—
Brian McAndrews(11)	6,651	*	—	—	*
Sharon L. McCollam(12)	11,040	*	—	—	*
Martin H. Nesbitt(13)	1,817	*	—	—	*
Lisa Sibenac(14)	1,000	*	—	—	*
James A. Star(15)	42,544	*	—	—	*
J.K. Symancyk(16)	324,675	*	—	—	*
Director Nominee
Kristine Dickson	—	—	—	—	—
Other > 5% Security Holders
BC Partners Holdings Limited/Argos Holdings GP LLC(17)	17,584,098	16.9	311,188,356	100.0	97.3
The Vanguard Group(18)	6,132,415	5.9	—	—	*
Baillie Gifford & Co(19)	6,640,404	6.4	—	—	*
Entities affiliated with Morgan Stanley(20)	11,777,816	11.3	—	—	*
*	Represents less than one percent (1%).
(1)
Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each holder of Class B common stock is entitled to ten (10) votes per share of Class B common stock, and each holder of Class A common stock is entitled to one (1) vote per share of Class A common

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stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis upon written notice to the transfer agent.
(2)
Consists of (i) 475,301 shares of Class A common stock held by our named executive officers and directors, (ii) 915,837 shares of Class A common stock issuable upon the vesting of RSUs within 60 days of May 18, 2021 and (iii) 9,557 shares of Class A common stock underlying RSUs that have vested for which settlement has been deferred.

(3)
Consists of (i) 11,000 shares of Class A common stock held by Mr. Singh, (ii) 373,416 shares of Class A common stock issuable to Mr. Singh upon the vesting of RSUs within 60 days of May 18, 2021, and (iii) 35,848 shares of Class A common stock issuable to Mr. Singh’s spouse upon the vesting of RSUs within 60 days of May 18, 2021. This does not include (i) 1,618,667 shares of Class A common stock issuable to Mr. Singh upon the vesting of RSUs, which are not expected to vest within 60 days of May 18, 2021, (ii) 155,485 shares of Class A common stock issuable to Mr. Singh’s spouse upon the vesting of RSUs, which are not expected to vest within 60 days of May 18, 2021, or (iii) 2,078 shares of Class A common stock (which represents the maximum number of shares that may be issued upon the vesting of performance-based restricted stock units if maximum performance goals are achieved) issuable to Mr. Singh’s spouse upon the vesting of performance-based restricted stock units, which are not expected to vest within 60 days of May 18, 2021.

(4)
Consists of (i) 1,289 shares of Class A common stock held by Mr. Marte and (ii) 179,240 shares of Class A common stock issuable upon the vesting of RSUs within 60 days of May 18, 2021. This does not include 746,960 shares of Class A common stock issuable to Mr. Marte upon the vesting of RSUs, which are not expected to vest within 60 days of May 18, 2021.

(5)
Consists of (i) 106,625 shares of Class A common stock held by Mr. Mehta and (ii) 134,430 shares of Class A common stock issuable upon the vesting of RSUs within 60 days of May 18, 2021. This does not include 557,720 shares of Class A common stock issuable to Mr. Mehta upon the vesting of RSUs, which are not expected to vest within 60 days of May 18, 2021.

(6)
Consists of 89,620 shares of Class A common stock issuable upon the vesting of RSUs within 60 days of May 18, 2021. This does not include 358,480 shares of Class A common stock issuable to Ms. Helfrick upon the vesting of RSUs, which are not expected to vest within 60 days of May 18, 2021. This also does not include 20,000 shares of Class A common stock owned by Ms. Helfrick’s spouse.

(7)	Consists of 60,000 shares of Class A common stock held by Mr. Svider.
(8)	Consists of 10,000 shares of Class A common stock held by Mr. Ahmed.
(9)	Consists of 10,000 shares of Class A common stock held by Mr. Chang.
(10)	Consists of 1,500 shares of Class A common stock held by Mr. Kim.
(11)
Consists of (i) 2,719 shares of Class A common stock issuable upon the vesting of RSUs, which will vest on the date of the Annual Meeting, subject to Mr. McAndrews’ continued service as a director on the Board through the vesting date and (ii) 3,932 shares of Class A common stock underlying RSUs that vested on July 14, 2020 and will be settled upon the earlier of (x) the date of Mr. McAndrews leaving the Board or (y) a change in control of the Company.

(12)
Consists of (i) 3,500 shares of Class A common stock held by Ms. McCollam, (ii) 2,719 shares of Class A common stock issuable upon the vesting of RSUs, which will vest on the date of the Annual Meeting, subject to Ms. McCollam’s continued service as a director on the Board through the vesting date, and (iii) 4,821 shares of Class A common stock underlying RSUs that vested on July 14, 2020 and will be settled upon the earlier of (x) the date of Ms. McCollam leaving the Board or (y) a change in control of the Company.

(13)
Consists of 1,817 shares of Class A common stock issuable upon the vesting of RSUs, which will vest on the date of the Annual Meeting, subject to Mr. Nesbitt’s continued service as a director on the Board through the vesting date.

(14)	Consists of 1,000 shares of Class A common stock held by Ms. Sibenac.
(15)
Consists of (i) 39,021 shares of Class A common stock held by Mr. Star (ii) 2,719 shares of Class A common stock issuable upon the vesting of RSUs, which will vest on the date of the Annual Meeting, subject to Mr. Star’s continued service as a director on the Board through the vesting date, and (iii) 804 shares of Class A common stock underlying RSUs that vested on July 14, 2020 and will be settled upon the earlier of (x) the date of Mr. Star leaving the Board or (y) a change in control of the Company.

(16)
Consists of (i) 231,366 shares of Class A common stock held by Mr. Symancyk and (ii) 93,309 shares of Class A common stock issuable upon the vesting of RSUs within 60 days of May 18, 2021. This does not include 373,236 shares of Class A common stock issuable to Mr. Symancyk upon the vesting of RSUs, which are not expected to vest within 60 days of May 18, 2021.

(17)
The number of shares listed as beneficially owned consists of (i) 106,903,343 shares of Class B common stock held by Argos Intermediate Holdco I Inc (“Argos I”), (ii) 165,000,000 shares of Class B common stock held by Buddy Holdings II LLC (“Buddy II”), (iii) 39,285,013 shares of Class B common stock held by Buddy Holdings III LLC (“Buddy III”), and (iv) 17,584,098 shares of Class A common stock held by Buddy Chester Sub LLC (“Buddy Sub”). Each of Argos I, Buddy II, Buddy III and Buddy Sub are direct or indirect wholly-owned subsidiaries of Argos Holdings. The general partner of Argos Holdings is Argos Holdings GP LLC (“Argos GP”). Argos GP is controlled by affiliates of BC Partners. The business address of Argos I, Argos Holdings, Argos GP and BC Partners is 650 Madison Avenue, New York, NY 10022. The business address of each of Buddy II, Buddy III and Buddy Sub is 19601 N. 27th Avenue, Phoenix, AZ 85027.

(18)
Based solely on a Schedule 13G/A filed on February 10, 2021. The Vanguard Group exercises shared voting power with respect to 52,283 shares of Class A Common Stock, sole dispositive power with respect to 6,026,095 shares of Class A Common Stock and shared dispositive power with respect to 106,320 shares of Class A common stock. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(19)
Based solely on a Schedule 13G/A filed on January 20, 2021. Baillie Gifford & Co. exercises sole voting power with respect to 6,459,870 shares of Class A Common Stock and sole dispositive power with respect to 6,640,404 shares of Class A Common stock. The business address of Baillie Gifford & Co. is Calton Square 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom.

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(20)
Based solely on a Schedule 13G/A filed on February 10, 2021. Morgan Stanley and Morgan Stanley Investment Management Inc. exercise shared voting power with respect to 10,221,967 shares of Class A common stock and shared dispositive power with respect to 11,777,816 shares of Class A common stock. The business address of the Morgan Stanley is 1585 Broadway, New York, NY 10036. The business address of Morgan Stanley Investment Management Inc. is 522 5th Avenue 6th Floor New York, NY 10036.

Pledge of Common Stock by Affiliates of BC Partners
Certain affiliates of BC Partners have granted a security interest in certain of the shares of our Class B common stock beneficially owned by them to secure certain indebtedness, including indebtedness of PetSmart, which includes customary default provisions. In the event of a default under any such credit facility or the applicable indenture, the secured parties may foreclose upon any and all shares of Class B common stock pledged to them and may seek recourse against the obligors under the relevant credit facilities and indentures. Any such action could result in a change of control of Chewy. In addition, a subsidiary of PetSmart has granted a security interest in certain shares of Class A common stock to secure the subsidiary’s obligations under a forward purchase contract. In the event of a default under such contract or the related collateral agreement, the secured party may foreclose upon any and all shares of Class A common stock pledged to it.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors, named executive officers, and stockholders that own more than 10% of our common stock report to the SEC and us certain changes in ownership and ownership information within specified periods. Based solely on a review of the reports furnished to us or filed with the SEC and upon information furnished by these parties, we believe that during fiscal year 2020 all of our directors and officers timely filed all reports they were required to file under Section 16(a) of the Exchange Act.
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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accountant Fees and Services
Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended January 31, 2021. The following table sets forth all fees for professional services rendered by Deloitte & Touche LLP for the fiscal years ended January 31, 2021 and February 2, 2020:
	January 31, 2021	February 2, 2020
Audit Fees(1)	$ 2,158,000	$ 1,368,000
Audit-Related Fees(2)	114,000	1,483,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$ 2,272,000	$ 2,851,000
(1)
Audit fees consist of fees for services rendered and expenses billed in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and consultations on accounting matters directly related to the audit.

(2)
Audit-related fees include fees for assurance and related services that are traditionally performed by the independent registered accounting firm. More specifically, this includes (i) in fiscal year 2020 services rendered in connection with the submission of a Registration Statement on Form S-3 and related to a review of segregation of duties pertaining to our Enterprise Resource Planning system and (ii) in fiscal year 2019 services rendered in connection with the submission of a Registration Statement on Form S-8 related to our 2019 Omnibus Incentive Plan (“Plan”) and the submission of our Registration Statement on Form S-1 in connection with our IPO.

Pre-Approval Policies and Procedures
Our Audit Committee charter requires our Audit Committee to pre-approve all audit and permitted non-audit and tax services that may be provided by our independent registered public accounting firm or other registered public accounting firms and establish policies and procedures for its pre-approval of permitted services in compliance with applicable SEC rules. As of the current date, our Audit Committee has not established pre-approval policies and procedures, and work performed by our independent registered public accounting firm, as well as any other registered public accounting firm, was pre-approved by our full Audit Committee on an engagement by engagement basis. Since our IPO, our Audit Committee approved all services provided by Deloitte & Touche LLP.
Audit Committee Report
The purpose of our Audit Committee is to assist our Board with oversight of (i) the integrity of the Company’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, and (iv) the performance of the Company’s independent auditor and internal audit function. Our Audit Committee’s principal responsibility is one of oversight. Our management is responsible for determining that our financial statements are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory internal control over financial reporting. The independent auditor is responsible for auditing our financial statements and the effectiveness of our internal control over financial reporting. Our internal and outside counsel are responsible for assuring compliance with laws and regulations and our corporate governance policies.
In the performance of its oversight function, our Audit Committee has:
•	reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP;
•
discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standards no. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”); and

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•
received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based on these reviews and discussions, we recommended to our Board the inclusion of the audited financial statements in the Company’s Annual Report on 10-K for the fiscal year ended January 31, 2021, as filed with the SEC on March 30, 2021.
THE AUDIT COMMITTEE

Sharon L. McCollam, Chair
Michael Chang*
Brian McAndrews
James A. Star
*Mr. Chang was a member of our Audit Committee from June 13, 2019 through June 12, 2020.
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PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has selected Deloitte & Touche LLP as our Company’s independent registered public accounting firm for the fiscal year ending January 30, 2022, subject to execution of a mutually agreeable engagement letter. Deloitte & Touche LLP has served as our auditor since 2017. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Although our Audit Committee charter and current law, rules, and regulations require our Audit Committee to engage, retain, and supervise our independent registered public accounting firm, our Board and Audit Committee value the opinions of our stockholders and consider the selection of such firm to be an important matter of stockholder concern. The selection of Deloitte & Touche LLP is accordingly submitted for ratification of stockholders as a matter of good corporate practice. If the stockholders fail to ratify this selection, our Board and Audit Committee will consider the outcome of the vote in determining whether to retain this firm for the fiscal year ending January 30, 2022. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our Company and stockholders.
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 30, 2022 requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon (meaning that, of the shares represented at the meeting and entitled to vote, a majority of them must vote “for” the proposal for it to be approved). You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and, thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
FOR ✔
OUR BOARD, UPON RECOMMENDATION OF OUR AUDIT COMMITTEE, RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 30, 2022.

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NAMED EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the material components of our executive compensation program during fiscal year 2020 and provides an overview of our compensation philosophy and objectives for our named executive officers (“NEOs”).
Our executive compensation program is designed to align total compensation with Company performance, while enabling us to attract, retain, and motivate individuals who can achieve sustained long-term growth and strong financial performance for our stockholders. Our pay-for-performance driven compensation philosophy and practices are directly tied to increased stockholder value. As a result, NEO compensation is heavily weighted towards providing equity awards which incentivize for long-term stock price appreciation. In connection with our IPO, our NEOs were provided equity awards subject to both a service-based vesting condition (the “Service Condition”) and a performance-based vesting condition (the “Performance Condition”) (the “Performance RSUs”) to promote long-term stockholder value creation. As a counterbalance, our STI plan focuses on annual strategic metrics to grow top-line sales, bottom-line profitability, and responsible cash flow utilization. Chewy’s NEOs for fiscal year 2020 were unchanged from fiscal year 2019:
Name	Age	Title
Sumit Singh	41	Chief Executive Officer
Mario Marte	45	Chief Financial Officer
Satish Mehta	56	Chief Technology Officer
Susan Helfrick	54	General Counsel & Secretary
For biographies of our NEOs please refer to the Information About Our Executive Officers section in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021.
Oversight of Executive Compensation
Our Compensation Committee is responsible for oversight of our executive compensation program, which is regularly reviewed and discussed with management to ensure alignment with our short and long-term goals given the dynamic nature of our business and the market in which we compete for talent.
Role of Compensation Committee
Our Compensation Committee is primarily responsible for establishing executive compensation. It does so with the goals of motivating NEOs to achieve our business objectives and enhance long-term stockholder value, while rewarding them for their contributions. Our Compensation Committee considers the interests of stockholders and overall Company performance in establishing standard compensation parameters. Our Compensation Committee and management team reference national surveys and publicly available executive officer data from e-commerce, retail, and technology organizations as an input for compensation decisions.
Role of Management
Management assists our Compensation Committee in establishing NEO compensation by providing information on Company and individual performance, market data, and business needs and objectives. Our Compensation Committee also considers our Chief Executive Officer’s recommendations regarding adjustments to NEO compensation components (other than with respect to his own compensation, for which he recuses himself from all discussions and recommendations).
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Elements of NEO Compensation
Our executive compensation program is comprised of the following key components:
Component	Objective	Key Features
Base Salary	Recognizes market factors, as well as individual experience, performance, and level of responsibility.	Fixed compensation designed to attract and retain talent.
Annual Short-Term Incentive	Motivates and establishes a strong link between pay and performance.	Variable, at risk compensation directly tied to the achievement of financial and strategic annual goals; STI thresholds, targets, and maximums are set as a percentage of base salary.
Long-Term Equity Incentives	Aligns compensation with creating long-term stockholder value and retains talent through multiyear vesting.	Variable, at risk compensation in the form of RSUs that vest upon satisfaction of Service Conditions and Performance RSUs that vest upon satisfaction of Service Conditions and Performance Conditions.
Since a significant portion of our executive compensation is variable, at risk, and tied directly to measurable performance objectives, we believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining individuals while directly aligning their interests with those of our stockholders. The connection between pay and performance is evidenced by our strong financial performance during fiscal year 2020. Highlights of our fiscal year 2020 financial performance include:
•	Net sales of $7.15 billion grew 47.4 percent year over year
•	Gross margin of 25.5 percent expanded 190 basis points year over year
•	Net loss of $92.5 million, including share-based compensation expense of $129.2 million
•	Adjusted EBITDA(1) of $85.2 million, an increase of $166.2 million year over year
•	Adjusted EBITDA margin(1) of 1.2 percent improved 290 basis points year over year
•	Free cash flow(1) improved by $4.1 million year over year
(1)
Adjusted EBITDA, adjusted EBITDA margin and free cash flow are non-GAAP financial measures. For a reconciliation of non-GAAP to GAAP financial measures refer to Reconciliation of Non-GAAP Financial Measures in the Appendix.

Base Salary
Base salary is a standard element of compensation designed to attract and retain talent and provide executives with cash income predictability and stability. Our Compensation Committee reviews and determines base salary adjustments as part of its annual NEO compensation review. None of our NEOs received an increase in base salary during fiscal year 2020. The following table sets forth NEO base salaries for fiscal year 2020:
Named Executive Officer	FY 2020 Base Salary
Sumit Singh	$1,200,000
Mario Marte	$595,000
Satish Mehta	$475,000
Susan Helfrick	$ 450,000
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Annual Short-Term Incentive
In fiscal year 2019, we introduced an annual STI plan for our NEOs that was intended to establish a strong link between pay and performance, by rewarding the achievement of annual financial and strategic objectives. For fiscal year 2020, 100% of the STI payment was based on the achievement of pre-established company-level performance metrics, with no individual performance component. The performance metrics included net sales growth, adjusted EBITDA margin, and free cash flow. These metrics were selected because they provide a balance of both top and bottom-line financial goals while also incenting responsible cash utilization. Our NEOs participate in the STI plan at a target payout of 100% of annual base salary, with a threshold payout of 50% and maximum payout of 150% of target. The target payout for each NEO for fiscal year 2020 was the same as the target payout for fiscal year 2019. No STI payment is made if achievement of all performance goals is less than the threshold. With respect to the fiscal year 2020 STI plan in which our NEOs participated, the following table shows weighting, achievement level, weighted achievement with respect to each metric, and the total weighted achievement:
Metric	Weighting	Achievement (% of Target)	Weighted Achievement
Net Sales Growth %	50%	150%	75%
Adjusted EBITDA Margin	40%	150%	60%
Free Cash Flow	10%	150%	15%
Total	100%		150%
Based on the total weighted achievement of 150% of target, our NEO’s received the following STI payments related to fiscal year 2020:
NEO	Eligible Earnings(1)	Target % of Eligible Earnings	Award at Target	Achievement	Payout
Sumit Singh	$1,200,000	100%	$1,200,000	150%	$ 1,800,000
Mario Marte	$595,000	100%	$595,000	150%	$ 892,500
Satish Mehta	$475,000	100%	$475,000	150%	$712,500
Susan Helfrick	$450,000	100%	$450,000	150%	$ 675,000
(1)
Eligible Earnings means the portion of the NEO’s base salary earned while in a STI eligible position and excludes any one-off bonus or other types of compensation. For fiscal year 2020, eligible earnings for each of our NEOs equaled their respective base salary.

STI payments for fiscal year 2020 were determined and paid to the NEOs during fiscal year 2021 and are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
Long-Term Equity Incentives
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. As such, the majority of our NEO total compensation opportunity is stock-based compensation designed to create a strong link between pay and performance. The realized value of these equity awards over time has a direct relationship to our stock price and establishes an incentive for our NEOs to create sustainable, long-term value for our stockholders, while retaining our NEOs in a highly competitive market.
In connection with the consummation of our IPO, our NEOs received equity awards consisting of two types of RSUs: (1) RSUs granted on a fully vested basis on June 18, 2019, with deferred settlement on December 18, 2019, the date of our underwriting lock-up expiration (“IPO RSUs”), and (2) Performance RSUs subject to a Service Condition and a Performance Condition. The Service Condition was satisfied with respect to 25% of the Performance RSUs on the first anniversary of our IPO and is satisfied on a continuing basis with respect to an additional 12.5% of the Performance RSUs on each six-month anniversary thereafter, subject to the NEO’s continued employment with us through the applicable vesting date. The Performance Condition has been satisfied in full based on the achievement of share
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price hurdles set at the time of grant. Upon satisfaction of the Service Condition, the portion of the NEO’s Performance RSUs that will become vested is equal to the portion of the Performance RSUs with respect to which the Service Condition is then satisfied. Upon a “change in control” (as defined in our Plan), the Service Condition will be deemed satisfied.
None of our NEOs received equity awards during fiscal year 2020, in large part due to substantial equity grants made to them in fiscal year 2019 in connection with the consummation of our IPO. In April 2021, Mr. Singh, Mr. Marte and Mr. Mehta were granted 125,000, 30,000, and 20,000 RSUs, respectively, in connection with one-time performance awards to select leaders to reward their impact during fiscal year 2020 and to drive future retention (“Impact RSUs”). 50% of the Impact RSUs granted to our NEOs vest on March 1, 2022 and the remaining 50% vest on March 1, 2023, subject to the NEO’s continued employment with us through the applicable vesting date.
Our NEOs are eligible to receive additional equity awards at the discretion of our Compensation Committee, but may or may not receive equity awards on an annual basis and, consequently, their compensation, as reported in the Summary Compensation Table below, may fluctuate materially from year to year depending on whether a grant was made in a particular year. Equity awards are subject to the provisions of any claw-back policy implemented by us and/or in the applicable equity award agreement.
Additional NEO Compensation
401(k) Plan
We have a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may defer receipt of portions of their eligible salaries, subject to certain limitations imposed by the Internal Revenue Code, by making contributions to the 401(k) plan. This plan provides for matching contributions made by us of 50% of the first 6% of an employee’s covered compensation. The employee becomes vested in our matching contribution ratably over a four-year period.
Employee Benefits and Perquisites
Our NEOs are eligible to receive the same employee benefits that are generally available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. This includes medical, dental, and vision benefits, flexible spending accounts, short-term and long-term disability insurance, life insurance, and accidental death and dismemberment insurance. Our employee benefits programs are designed to be affordable and competitive in the market in which we compete for talent.
In addition, we have provided certain perquisites and other personal benefits in limited circumstances where we believe it is appropriate to assist a NEO in the performance of their duties, to make our NEOs more efficient and effective, for security purposes, and for recruitment, motivation, and retention purposes. During fiscal year 2020, none of our NEOs received material perquisites or other personal benefits that are not generally made available to all of our employees, with the exception of security services, which included a car and driver at times, periodically provided to our Chief Executive Officer, which we have deemed to be necessary and appropriate.
Nonqualified Deferred Compensation
Our NEOs did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during fiscal year 2020.
Pension Benefits
Our NEOs did not participate in, or earn any benefits under, any defined benefit pension or retirement plan sponsored by us during fiscal year 2020 (other than the 401(k) plan as described above and in the Summary Compensation Table below).
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Severance Benefits
Mr. Singh’s, Mr. Marte’s, and Ms. Helfrick’s respective employment agreements provide for certain severance benefits upon qualifying terminations. The compensation that Mr. Singh, Mr. Marte, or Ms. Helfrick could receive upon a qualifying termination or a change of control is described and quantified in the Potential Payments Upon Termination or Change in Control section below. As of the end of fiscal year 2020, Mr. Mehta did not have an employment agreement. Other than as described above, our NEOs are not entitled to severance payments or benefits upon a termination of employment.
Other Compensation Policies and Practices
Stock Ownership Policy
Our Company has not formally adopted a policy requiring minimum stock ownership by our NEOs. Since the majority of our NEO total compensation opportunity is stock-based compensation designed to link our focus on long-term performance with increasing stockholder value, our Compensation Committee believes NEO compensation is aligned with the long-term interests of stockholders.
Hedging and Pledging Activities
Under our Insider Trading Policy, our employees, including our NEOs and members of our Board, are prohibited from hedging or pledging our stock, engaging in short selling of our securities, trading in derivative securities of our Company, holding our securities in a margin account, or otherwise pledging them as collateral for a loan.
Tax Implications of Executive Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1 million in compensation per year on the amount public companies may deduct with respect to certain executive officers. While the Tax Cuts and Jobs Act of 2017 reduces the amount of compensation companies may deduct under Section 162(m), our pay-for-performance philosophy remains central to our compensation program, even though some compensation could be non-deductible compensation expenses to our Company.
Accounting for Stock-Based Compensation
We follow ASC 718 for our stock-based compensation awards. ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and independent members of our Board, including RSU awards, based on the grant date “fair value.” This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Related Risks
Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage our NEOs to take inappropriate risk. Our Compensation Committee believes that the mix and design of the elements of executive compensation, individually or in their entirety, do not encourage NEOs to take inappropriate risks. The mix of fixed and variable compensation prevents undue focus on short-term results and is intended to align the long-term interests of our NEOs with those of our stockholders.
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Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on that review and discussion, we recommended to our Board that the CD&A be included in this Proxy Statement and incorporated into Chewy’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021.
THE COMPENSATION COMMITTEE
Raymond Svider, Chair
Fahim Ahmed
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Compensation Tables
Summary Compensation Table
The following table sets forth information with respect to the compensation of our NEOs for the fiscal years indicated:
Name and Principal Position		Salary ($)(1)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Sumit Singh Chief Executive Officer	FY20	1,200,000	—	1,800,000	—	27,525	3,027,525
	FY19	1,200,000	—	1,328,676	147,285,377	37,836	149,851,889
	FY18	1,161,154	—	—	—	74,941	1,236,095
Mario Marte Chief Financial Officer	FY20	595,000	—	892,500	—	7,462	1,494,962
	FY19	591,346	—	654,756	58,792,260	5,927	60,044,289
	FY18	412,692	50,000	24,674	—	1,154	488,520
Satish Mehta Chief Technology Officer	FY20	475,000	—	712,500	—	8,550	1,196,050
	FY19	472,116	—	522,741	44,094,186	5,881	45,094,924
	FY18	246,154	—	—	—	2,663	248,817
Susan Helfrick General Counsel & Secretary	FY20	450,000	—	675,000	—	6,635	1,131,635
	FY19	447,116	—	495,060	29,396,149	5,881	30,344,206
	FY18	372,115	58,510	—	—	865	431,490
(1)	These amounts reflect the actual salary earned by each NEO during fiscal years 2018, 2019 and 2020.
(2)
For fiscal year 2020 these amounts reflect payouts for performance under our 2020 STI plan. For additional information regarding these amounts refer to Annual Short-Term Incentive in the Elements of NEO Compensation section.

(3)
These amounts reflect the aggregate grant date fair value of the RSUs, as computed in accordance with ASC 718. For a discussion of the assumptions used in the calculation of the grant date fair value, refer to Note 8. Share-Based Compensation in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended January 31, 2021.

(4)
For Mr. Marte, Mr. Mehta, and Ms. Helfrick, the amounts disclosed in the “All Other Compensation Column” for fiscal year 2020 reflect Company matching contributions made to their accounts under the Company’s 401(k) retirement savings plan. For Mr. Singh, the amounts disclosed in the “All Other Compensation Column” for fiscal year 2020 reflect $4,396 of Company matching contributions made to his account under the Company’s 401(k) retirement savings plan, $21,998 for the value of security, including at times a driver, which we believe is necessary and appropriate (this value includes the aggregate incremental cost to the Company for a leased automobile and 12% of the cost to the Company for one full-time security employee, which represents the portion of time spent providing security services to Mr. Singh), and approximately $1,131 for Company-provided meals.

2020 Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during fiscal year 2020. We did not grant our NEOs any equity awards during fiscal year 2020.
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold ($)	Target ($)	Maximum ($)
Sumit Singh	600,000	1,200,000	1,800,000
Mario Marte	297,500	595,000	892,500
Satish Mehta	237,500	475,000	712,500
Susan Helfrick	225,000	450,000	675,000
(1)
These amounts reflect the threshold, target, and maximum payouts under our 2020 STI plan. For amounts actually earned by each of our NEOs pursuant to our STI plan for fiscal year 2020 refer to the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above. For additional information regarding these amounts refer to Annual Short-Term Incentive in the Elements of NEO Compensation section.

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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards as of January 31, 2021:
	Equity Incentive Plan Awards
Name	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Sumit Singh	1,867,083	190,106,391
Mario Marte	896,200	91,251,084
Satish Mehta	672,150	68,438,313
Susan Helfrick	448,100	45,625,542
(1)	These amounts reflect Performance RSUs as described in Long-Term Equity Incentives in the Elements of NEO Compensation section above.
(2)	These amounts reflect the closing price of our Class A common stock on the NYSE on January 29, 2021 (the last trading day of fiscal year 2020), which was $101.82.
Option Exercises and Stock Vested
The following table sets forth certain information with respect to shares acquired by our NEOs upon the vesting of stock awards in fiscal year 2020:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Sumit Singh	1,120,248	67,726,460
Mario Marte	537,719	32,508,711
Satish Mehta	403,289	24,381,521
Susan Helfrick	268,860	16,254,379
(1)	These amounts reflect Performance RSUs.
(2)
The value realized upon vesting has been calculated by multiplying the gross number of shares acquired on vesting by the closing price of our Class A common stock on the NYSE on the vesting date. Therefore, the amounts shown in this column do not represent the actual amounts paid to or realized by the NEO during fiscal year 2020.

Equity Compensation Plan Information
The following table provides information as of January 31, 2021, with respect to the shares of our Class A common stock that may be issued under our existing Plan:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	24,324,786(1)	N/A(2)	7,540,079
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A
Total	24,324,786	—	7,540,079
(1)	This amount reflects RSUs issued under our Plan.
(2)	As of January 31, 2021, no options or other exercisable awards were outstanding under the Plan.
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NEO Employment Agreements and Potential Payments Upon Termination or Change in Control
Mr. Singh, Mr. Marte, and Ms. Helfrick are each eligible for severance payments and benefits described in this section pursuant to their respective employment agreements. Mr. Singh entered into his employment agreement in May 2018, which was amended and restated in June 2019. Mr. Marte and Ms. Helfrick entered into their respective employment agreements in June 2019. As of the end of fiscal year 2020, Mr. Mehta did not have an employment agreement. All severance payments are contingent upon the executive’s timely execution and non-revocation of a general release of claims.
Involuntary Termination of Employment Not Involving a Change in Control
In the event the executive’s employment is terminated by us without “Cause” (as defined in the respective employment agreement) or, in the case of Mr. Singh, by him for “Good Reason” (as defined in his employment agreement) (each, a “qualifying termination”) not within three months before or twelve months following a “Change in Control” (as defined in the respective employment agreement), the executive is entitled to the following:
•	12 months of base salary payable in equal monthly installments over the 12-month period following termination;
•
a pro-rated annual bonus for the year of termination based on actual performance and any earned, but unpaid bonus, for the fiscal year prior to such termination, each payable at the same time annual bonuses are paid to executives generally for the relevant year;

•	an amount equal to 18 months of premiums for continuation coverage under our group health plans payable within 30 days of termination;
•	in the case of Mr. Singh, 100% of target bonus payable in equal monthly installments over the 12-month period following termination; and
•	in the case of Mr. Singh, nine months of service credit with respect to any time- or service-based equity incentive awards (or if greater, service credit for 40% of the awards).
Involuntary Termination of Employment Involving a Change in Control
In the event Mr. Singh experiences a qualifying termination within three months before or 12 months following a “Change in Control,” Mr. Singh is entitled to the following:
•	24 months of base salary and 200% of target bonus, both generally payable in a lump sum within 30 days following termination;
•
a pro-rated annual bonus for the year of termination based on actual performance and any earned, but unpaid, annual bonus for the year preceding termination, each payable at the same time annual bonuses are paid to executives generally for the relevant year;

•	an amount equal to 24 months of premiums for continuation coverage under our group health plans payable within 30 days of termination; and
•	nine months of service credit with respect to any time- or service-based equity incentive awards (or if greater, service credit for 40% of the awards).
In the event Mr. Marte or Ms. Helfrick experiences a qualifying termination within three months before or 12 months following a “Change in Control,” the executive is entitled to the following:
•	18 months of base salary and 100% of target bonus, generally payable in a lump sum within 30 days following termination;
•	an amount equal to 18 months of premiums for continuation coverage under our group health plans payable within 30 days; and
•	any earned, but unpaid, annual bonus for the year preceding termination.
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Death or Disability and Restrictive Covenants
In the event Mr. Singh’s employment is terminated due to his death or “disability” (as defined in his employment agreement), Mr. Singh is entitled to 12 months of service credit with respect to any time- or service-based equity incentive awards (or if greater, service credit for 40% of the awards).
Mr. Singh’s, Mr. Marte’s, and Ms. Helfrick’s employment agreements also subject each of them to the following restrictive covenants: (i) during the “Restricted Period” (as defined in the respective employment agreement), a non-competition covenant, customer non-solicitation covenant, and an employee non-solicitation covenant and (ii) perpetual confidentiality and mutual non-disparagement covenants.
Each employment agreement includes an Internal Revenue Code Section 280G “best-net cutback” provision that provides in the event any payment or benefit provided under the employment agreement or any other arrangement with our Company or its affiliates constitutes “parachute payments” within the meaning of Section 280G of the Code, then such payments and/or benefits will either be (i) provided to the executive in full or (ii) be reduced to the extent necessary to avoid the excise tax imposed by Section 4999 of the Code, whichever results in the executive receiving a greater amount on an after-tax basis.
Potential Payments Upon Termination or Change in Control
The following table discloses estimates of the potential payments and benefits, other than those available generally on a nondiscriminatory basis to all salaried employees, provided upon a Change in Control or termination of employment for each of the NEOs, calculated as if the Change in Control and/or termination of employment occurred on January 31, 2021.
Name	Involuntary Termination (not for Cause; Good Reason for Mr. Singh) w/ no CIC ($)(1)	CIC no Termination ($)(2)	Involuntary Termination (not for Cause) in Connection w/ a CIC ($)(3)	Death or Disability ($)(4)
Sumit Singh
Cash Payments	2,410,026	—	4,813,368	—
Accelerated Equity Vesting	76,042,556	190,106,391	190,106,391	76,042,556
Total	78,452,583	190,106,391	194,919,759	76,042,556
Mario Marte
Cash Payments	624,040	—	1,516,540	—
Accelerated Equity Vesting	—	91,251,084	91,251,084	—
Total	624,040	91,251,084	92,767,624	—
Satish Mehta
Cash Payments	—	—	—	—
Accelerated Equity Vesting	—	68,438,313	68,438,313	—
Total	—	68,438,313	68,438,313	—
Susan Helfrick
Cash Payments	459,008	—	1,134,008	—
Accelerated Equity Vesting	—	45,625,542	45,625,542	—
Total	459,008	45,625,542	46,759,550	—
All equity amounts in the above table reflect full Performance Condition vesting and a closing stock price of $101.82 as of January 29, 2021 (the last trading day of fiscal year 2020).
(1)
For Mr. Singh, this amount includes (a) cash payments and (b) partial accelerated vesting of the Service Condition for Performance RSUs, both as outlined in Involuntary Termination of Employment Not Involving a Change in Control in the NEO Employment Agreements and Potential Payments Upon Termination or Change in Control section above. For Mr. Marte and Ms. Helfrick, these amounts include cash payments as outlined in Involuntary Termination of Employment Not Involving a Change in Control in the NEO Employment Agreements and Potential Payments Upon Termination or Change in Control section above.

(2)
These amounts reflect accelerated vesting of the Service Condition upon a Change in Control for Mr. Singh, Mr. Marte, Mr. Mehta, and Ms. Helfrick’s respective Performance RSUs as described in Long-Term Equity Incentives in the Elements of NEO Compensation section above.

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(3)
For Mr. Singh, this amount includes (a) cash payments as described in Involuntary Termination of Employment Not Involving a Change in Control in the NEO Employment Agreements and Potential Payments Upon Termination or Change in Control section above, and (b) accelerated vesting of the Service Condition upon a Change in Control for Performance RSUs as described in Long-Term Equity Incentives in the Elements of NEO Compensation section above. For Mr. Marte and Ms. Helfrick, these amounts include (a) cash payments as described in Involuntary Termination of Employment Involving a Change in Control in the NEO Employment Agreements and Potential Payments Upon Termination or Change in Control section above, and (b) accelerated vesting of the Service Condition upon a Change in Control for Performance RSUs as described in Long-Term Equity Incentives in the Elements of NEO Compensation section above. For Mr. Mehta, this amount includes accelerated vesting of the Service Condition upon a Change in Control for Performance RSUs as described in Long-Term Equity Incentives in the Elements of NEO Compensation section above.

(4)
These amounts reflect partial accelerated vesting of the Service Condition for Mr. Singh’s Performance RSUs as described in Death or Disability and Restrictive Covenants in the NEO Employment Agreements and Potential Payments Upon Termination or Change in Control section above.

CEO Pay Ratio Disclosure
The Company is providing the information below to comply with Item 402(u) of Regulation S-K.
Ratio
For fiscal year 2020, the annual total compensation of the employee identified as the median Chewy employee (excluding the CEO) (the “Median Employee”) was $28,089, and the annual total compensation of the CEO was $3,027,525. Based on this information, for fiscal year 2020 the ratio of the annual total compensation of the CEO to the Median Employee was 108:1.
Methodology
The following information was used to identify the Median Employee:
•	As of December 31, 2020, there were 18,855 Chewy employees, all in the United States.
•
To determine the Median Employee, Chewy used W-2 earnings (base pay, cash bonuses, overtime, etc., as applicable) reflected in payroll records for the calendar year ended December 31, 2020, as its measure of compensation. In making this determination, Chewy annualized the base pay or monthly wages and annual bonus amounts paid in respect of calendar year 2020 for those full-time and part-time employees who did not work for the entire calendar year.

•
The Median Employee’s annual total compensation was calculated based on the rules for determining the annual total compensation of our NEOs, which includes base salary, bonus, non-equity incentive plan compensation, and other elements of pay, such as 401(k) employer match, stock awards, or overtime, as applicable. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The Median Employee was a Fulfillment Specialist.
Evaluating the CEO Pay Ratio Disclosure
Like other organizations with sizable distribution and customer service workforces, as well as the flexibility allowed by the SEC in calculating this ratio, Chewy’s ratio may not be comparable to ratios of other companies.
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PROPOSAL 3: Advisory Vote on Named Executive Officer Compensation
As required by Section 14A of the Exchange Act, we are providing stockholders with the opportunity to approve, on an advisory basis, the compensation of our NEOs as described in Compensation Discussion and Analysis and the Compensation Tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our executive compensation philosophy and practices, as discussed in this proxy statement. As discussed in those disclosures, our compensation programs are designed to align total executive compensation with Company performance while enabling us to attract, retain, and motivate executives who can achieve sustained long-term growth and strong financial performance for our stockholders. Our Compensation Committee continually reviews the compensation program for our NEOs to ensure it achieves the desired goals of aligning our executive compensation structure with our stockholder interests.
Although the vote is nonbinding, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for NEOs. The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of our NEOs each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2022 annual meeting of stockholders.
The approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon (meaning that, of the shares represented at the meeting and entitled to vote, a majority of them must vote “For” the proposal for it to be approved). You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and, thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
FOR ✔
OUR BOARD, UPON RECOMMENDATION OF OUR COMPENSATION COMMITTEE, RECOMMENDS THAT STOCKHOLDERS VOTE “FOR,” ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

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OTHER MATTERS
Materials Not Incorporated by Reference
The Audit Committee Report and Compensation Committee Report included in this proxy statement shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites does not form part of this document.
Annual Report on Form 10-K
We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov and on our web site at https://investor.chewy.com. The Annual Report is not to be regarded as part of the proxy solicitation material.
If you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice.
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APPENDIX
Reconciliation of Non-GAAP Financial Measures
Our Company maintains a 52- or 53-week fiscal year, with our fiscal year ending each year on the Sunday that is closest to January 31 of that year. Our 2020 fiscal year ended January 31, 2021 and included 52 weeks (“fiscal year 2020”). Our 2019 fiscal year ended February 2, 2020 and included 52 weeks (“fiscal year 2019”). Our 2018 fiscal year ended February 3, 2019 and included 53 weeks (“fiscal year 2018”).
Adjusted EBITDA and Adjusted EBITDA Margin
To provide stockholders with additional information regarding our financial results, we disclose adjusted EBITDA, a non-GAAP financial measure that we calculate as net loss excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; management fee expense; transaction related costs; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.
We include adjusted EBITDA because it is a key measure used by our management and Board to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA provides useful information to stockholders and others in understanding and evaluating our operating results in the same manner as our management and Board.
We believe it is useful to exclude non-cash charges, such as depreciation and amortization, share-based compensation expense and management fee expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; transaction related costs; and litigation matters and other items which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

•
adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;

•	adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•
adjusted EBITDA does not reflect transaction related costs (e.g. IPO costs) and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and

•	other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
A-1

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net loss, net margin, and our other GAAP results.
The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated.
($ in thousands, except percentages)	Fiscal Year
Reconciliation of Net Loss to Adjusted EBITDA	2020	2019
Net loss	$(92,486)	$(252,370)
Add (deduct):
Depreciation and amortization	35,664	30,645
Share-based compensation expense and related taxes	129,208	136,237
Interest expense (income), net	2,022	(356)
Management fee expense(1)	1,300	1,300
Transaction related costs	2,369	1,396
Other	7,080	2,123
Adjusted EBITDA	$85,157	$(81,025)
Net sales	$7,146,264	$4,846,743
Net Margin	(1.3)%	(5.2)%
Adjusted EBITDA margin	1.2%	(1.7)%
(1)
Management fee expense allocated to us by PetSmart for organizational oversight and certain limited corporate functions provided by its sponsors. Although we are not a party to the agreement governing the management fee, this management fee is reflected as an expense in our consolidated financial statements.

We define net margin as net loss divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.
Free Cash Flow
To provide stockholders with additional information regarding our financial results, we also disclose free cash flow, a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment, including servers and networking equipment, capitalization of labor related to our website, mobile applications, and software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.
We include free cash flow because it is an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board.
Free cash flow has limitations as a financial measure, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by (used in) operating activities, capital expenditures and our other GAAP results.
A-2

The following table presents a reconciliation of net cash provided by (used in) operating activities to free cash flow for each of the periods indicated.
($ in thousands)	Fiscal Year
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	2020	2019
Net cash provided by operating activities	$132,755	$46,581
Deduct:
Capital expenditures	(130,743)	(48,636)
Free Cash Flow	$2,012	$(2,055)
Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, customer service centers, and corporate offices, and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover.
A-3

1855 Griffin Road, Suite B-428
Dania Beach, FL 33004
(800) 672-4399
www.chewy.com

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on July 13, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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D54560-P50326-Z79211

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHEWY, INC.

The Board of Directors recommends you vote FOR all director nominees on proposal 1.

	For All	Withhold All	For All Except
1. To elect to the Board of Directors four director nominees for three-year terms.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Fahim Ahmed
02) Michael Chang
03) Kristine Dickson
04) James A. Star

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. If any other matters properly come before the meeting, the proxies will vote as recommended by our Board of Directors or, if there is no recommendation, in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D54561-P50326-Z79211

CHEWY, INC.
Annual Meeting of Stockholders
July 14, 2021 10:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mario Marte and Susan Helfrick, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CHEWY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/CHWY2021, at 10:00 AM, Eastern Time on July 14, 2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side